Exhibit 4.34.1

APPENDIX NO. 1

to Agency Agreement

(Form 1)

No. 6595/06-DO(59-06-23) dt. January 1, 2006

AGREEMENT

City	Dated: 200

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications (License for provision of long-distance and international telecommunications No. 29777 dt.                ), represented by
 “                                                    ”, acting in the name and on behalf of OAO Rostelecom on the grounds of the agreement concluded between                                   , and OAO Rostelecom, No.                dt.                hereinafter referred to as “Rostelecom”, represented by                                                                              , authorized to act by Power of Attorney dt.                              No.                                 , on the one part, and                                                                                                           , hereinafter referred to as the “Operator”, represented by
                                                                                                                                                                        , authorized to act by                                                                               , on the other part, as follows:

1.         Terms and Definitions

In this Agreement the following terms and definitions have the following meanings if not otherwise indicated by this Agreement:

1.1.      “Agreement” means the Agreement including all Appendices, Revisions, Addenda and Additional Agreements.

1.2.     “Operator’s numbering area” means the numeration resource of the integrated telecommunication network of the Russian Federation, allotted to the Operator, identified by the code of the geographically determined numbering area.

1.3.    “License of Rostelecom” means the license for provision of long-distance and international Telecommunication Services No. 29777 dt. December 11, 2003.

1.4.      “Accrued income” means payments to the Operator by the Users for the Telecommunication services rendered in the corresponding month.

1.5.      “Reporting Period” means the period of one calendar month during which the telecommunications were rendered to the Users.

1.6.      “Users” are the persons, including the subscribers, ordering and/or using the Services via the Operator.

1.7.      “Income earned” means the income actually received by the Operator from the Users in the corresponding month on account of payment for the Telecommunication Services.

1.8.      “Billing period” means a calendar month following the Reporting Period.

1.9.      “Tariff” means the Service unit cost charged to the User.

1.10.    “Long-distance telecommunications” means the services of telephone connections between the Users of the Operator’s numbering area and the Users of other ABC/DEF zones (including the Users of other numbering areas of the same Operator).

1.11.    “International telecommunications” means the services of telephone connection between the Users of the Operator’s numbering area and the Users located on the territory of another country.

1.12.    “Services” or “Telecommunication Services” means jointly “Long-distance Telecommunication Services” and “International Telecommunication Services” rendered by Rostelecom to the Users on the basis of the agreement for rendering of long-distance and international Telecommunication Services or under the conditions of a public offer specified in Appendix 1.

2.         Subject Matter of the Agreement

2.1.      Rostelecom commissions the Operator, and the Operator undertakes on consideration to perform on behalf and at the expense of Rostelecom the following legal and actual actions indicated in paragraphs 1, 3, 8 and 9 of Appendix 2 hereof.

2.2.      The Operator undertakes to render Rostelecom on consideration the Services indicated in paragraphs 2, 4, 5, 6 and 7 of Appendix 2 hereof.

3.         Rights and Obligations of the Parties

3.1.      Rostelecom undertakes the following obligations:

3.1.1.       In accordance with the statute-established procedure, to determine the Tariffs for the Telecommunication Services, and to inform the Operator about them. In case of change of the fixed Tariffs, to inform the Operator about the like changes in written form, no later than within 30 (thirty) days before the date of introduction of the new Tariffs.

3.1.2.       To pay the Operator for the services specified in Section 2 hereof (including the services of recovery of penalties from the Users), rendered to Rostelecom by the Operator in accordance with the conditions of the Agreement.

3.1.3.       To issue a power of attorney for the Operator with the right of transfer for the execution by the Operator of the obligations hereunder.

3.2.      Rostelecom has a right:

3.2.1.       To demand from the Operator the transfer of the payments amounts due to Rostelecom for the services rendered on the basis of the indications of the Operator’s communication gear, calculating the volume of the services rendered, taking into consideration the provisions of Section 4 hereof.

3.2.2.       To control the accuracy of the fulfillment of the Agreement by the Operator on the grounds of the Check-up Procedure in accordance with Appendix 8.

3.3.      The Operator undertakes the following obligations:

3.3.1.       By the conclusion of agreements for rendering of Telecommunication Services, to inform the Users about the trade name of Rostelecom as a telecommunications operator rendering long-distance and international Telecommunication Services. To bring to the notice of the Users the information about any changes of the Tariffs for the Telecommunication Services, as well as the procedure of receiving and paying for the Telecommunication Services.

3.3.2.       To keep book of the Telecommunication Services rendered the Users by Rostelecom with the use of their own communication gear.

3.3.3.       To manage the billing (registration and tariffication) of the Users’ outgoing long-distance and international calls. By the Service tariffication, to apply the corresponding VAT rate to Tariffs in accordance with the procedure indicated in Appendix 4 hereunder. In case of impossibility of the independent billing of Users’ outgoing long-distance and international calls (e.g. by absence of Operator’s own billing system), the billing indicated above must be provided by means of bringing in third parties as subcontractors.

3.3.4.       In the Billing period to present (compose and provide) the bills on behalf of Rostelecom, for the Services rendered to the Users. The bills must be presented to the Users before the 15th day of the Billing period, indicating the total amount of payment and the dates of rendering of each type of telecommunications, their volume and the cost of each service type, as well as the reminder that the User must pay for the Services within 15 days from the moment of issue of the bill. The bills are issued to the Users on the basis of the indications of the Operator’s communication gear. The bills for the Services rendered to the Users must be based on the Tariffs set by Rostelecom, and taking into consideration the Tariff change by Rostelecom in accordance with the current law within the context of one-time arrangements.

3.3.5.       To receive on their account amounts of payment from the Users for the Services.

3.3.6.       To keep book on the payment by the Users for the Telecommunication Services rendered by Rostelecom and on the indebtedness of the Users for the Telecommunication Services, to draw up documents for the correction and write-off of debts, specified in Appendix 9 hereto, to perform inventory of the indebtedness of the Users for the Telecommunication Services in the order established by Appendix 9 hereto.

3.3.7.       To recover debts of the Users, arising in connection with nonpayment for the Services rendered, including the performance of claim and action proceedings against the Users connected with the payment for the Services rendered to the Users.

3.3.8.       To transfer monthly the payments due to Rostelecom for the Services rendered by Rostelecom in accordance with Section 4 hereof.

3.3.9.       To draw up invoices and reports for the formation of the sales log for the Telecommunication Services rendered to the Users, in accordance with Appendix 4 hereto.

3.3.10.     To present (draw up and send to the corresponding Users) the invoices for the Telecommunication Services rendered to the Users-legal entities and individual entrepreneurs acting without the formation of a legal entity.

3.3.11.     To provide the storing of the documentation, namely: bills presented to the Users for the Telecommunication Services (or information in the database on all document details of the presented bills), billing data on the Telecommunication Services, the documents confirming the payment by the Users for the Services in accordance with the current law and the Operator’s internal regulations on document storage. To provide upon request of Rostelecom or third parties certified copies of the documents in the cases established by the current law, within the term of three (3) days from the receipt of the corresponding request.

3.3.12.     To collect and present to Rostelecom the information in the format of the established forms of statistical accounts, containing the data about the Services rendered to the Users in accordance with the form and terms indicated in Appendix 6 hereto.

3.3.13.     To conclude agreements with the Users-legal entities for the rendering of the Telecommunication Services in accordance with Appendix 11 and the form established in Appendix 1 hereto.

3.4.      The Operator has the following rights:

3.4.1.       To receive from Rostelecom the payment for the fulfillment of the obligations under this Agreement in the amount and order established in Appendix 4 hereto.

3.4.2.       To demand the fulfillment by the Users of their obligations on Telecommunication Services payment.

3.4.3.       To receive from Rostelecom the information and documentation required for the fulfillment of the obligations hereunder.

3.4.4.       To suspend in accordance with the established procedure the access to the Services for the Users failing to pay opportunely for the services in question.

3.5.      The Parties undertake the following obligations:

3.5.1.       By the fulfillment of the conditions of the Agreement - to be guided by the current law of the Russian Federation.

3.5.2.       To maintain the confidentiality of the conditions and provisions of the Agreement, as well as any physical, technical, economic, financial and other information concerning each of the Parties and the subject of the Agreement (“Confidential information”), and not to divulge the like information to third persons without the consent of the other Party hereunder, excluding the cases when such divulgence is required in accordance with the law of the Russian Federation. Regardless of the aforesaid, each of the Parties hereto has the right to divulge the Confidential information to their employees provided the recipient of the like information is instructed to maintain the confidential character of the former. As concerns any divulgence of the Confidential information, this Article is valid within (three) years from the expiry of the Agreement on any grounds.

3.5.3.       To render the Users information and reference services via the information office in accordance with the current law.

4.         Parties’ Settlement

4.1.      The mutual settlements between the Parties are performed monthly on the basis of this Agreement, the Operator’s Report in accordance with the form established in Appendix 3 hereto (“Operator’s Report”), the Acceptance Act for services rendered in accordance with the form established in Appendix 5 (hereinafter “Acceptance Act”), the Act of offsetting of claims (“Offset Act”) and the invoice for payment (“Invoice”). The amounts of payments hereunder payable by the Parties are estimated based on the following:

4.1.1. The Operator is obliged to transfer to Rostelecom 100% (one hundred per cent) of the Income earned for the Telecommunication services.  The sums indicated are calculated on the basis of the Operator’s Report.

4.1.2. Rostelecom is obliged to transfer to the Operator the consideration for the services rendered to Rostelecom by the Operator in accordance with paragraph 2.2. and the consideration for the performance by the Operator of the actions indicated in paragraph 2.1. of Section 2 hereof. The amounts of the payment, the order of the settlement of the Parties’ for the services rendered to Rostelecom by the Operator are indicated in Appendices 2 and 7 hereto. All the sums indicated are calculated on the basis of the Acceptance Act and the Operator’s Report.

4.1.3.       The Parties agree on the possibility of the offsetting of mutual demands (claims) indicated in paragraphs 4.1.1. and 4.1.2. of the Agreement by means of signing of the Offset Act.  The transfer by the Operator to Rostelecom of the payments not liquidated by the offset is performed on the basis of the bill presented by Rostelecom.

4.1.4.       Regardless of the provisions of paragraph 4.1.3., on account of the fulfillment of the obligations indicated in paragraph 4.1.1., the Operator is obliged to perform monthly not later than the 25th day of the Billing period the transfer of the minimal payment to Rostelecom in the amount of not less than 50 % of the Accrued income on the basis of the bill presented by Rostelecom, in accordance with paragraph 4.3. hereof.

4.2.      The Operator sends to Rostelecom the Operator’s Report within the term no later than the 8th day of the Billing period. Together with the Operator’s Report, the Operator sends to Rostelecom the

Acts. Copies of the Operator’s Report and Acts shall be given to Rostelecom by a facsimile transmission with confirmation report, while original documents shall be sent by registered mail with receipt acknowledged. The date of facsimile transmission shall be the effective date of documents delivery.

4.3.     Rostelecom considers the documentation presented by the Operator and, in the absence of comments, approves the Operator’s report, the Acceptance Act and the Offset Act.  Together with this, Rostelecom presents to the Operator the bill.  If Rostelecom has objections against the documents submitted by the Operator, Rostelecom shall give written notice to the Operator of such objections within two (2) business days after receipt of documents by facsimile. Together with this, Rostelecom approves the Operator’s Report, the Acceptance Act and the Offset Act with the comments thereto, and draws up the Invoice for the payments in the amount of the undisputed amount. Copies of the Invoice and the approved Operator’s Report,  Acceptance Act and Offset Act are sent to the Operator by a facsimile transmission, while the original documents shall be sent by registered mail with receipt acknowledged.

4.4.      To eliminate objections against the documents submitted by the Operator, the Parties shall, within 10 business days after the date when Rostelecom gives written notice of such objections to the Operator, hold negotiations and shall reconcile / analyze their respective data. Based on the results of such reconciliation, the Parties shall execute a Report of reconciliation of mutual settlements (the “Reconciliation Report”) and, where necessary, shall adjust payments due for future Billing Periods. By signing the Reconciliation Report between the Parties, Rostelecom shall acknowledge approval of the Operator’s Report.

4.5.      Not limited by the provisions of paragraph 4.1.3., the Parties agree upon the performance of the offsets of other mutual demands (obligations) on the basis of the Offset Acts.

4.6.      The date of charge-off of the money from the Operator’s account is considered the date of transfer by the Operator of the payments hereunder.

4.7.      All payments by the Users are to be charged to the Operator’s accounts.

4.8.      Quarterly and as may be necessary Rostelecom and the Operator perform the inspection of mutual settlements. The Reconciliation Report of Mutual Settlements is drawn up by the party concerned in two counterparts and signed by the authorized representatives of the Parties. The Party receiving the Reconciliation Report of Mutual Settlements must sign the Reconciliation Report of Mutual Settlements or present its objections concerning the reliability of the information contained in it within the period of twenty (20) days from the date of dispatch of the Reconciliation Report of Mutual Settlements.

4.9.      The indebtedness of the Users for the Telecommunication Services rendered by Rostelecom is the Receivables of Rostelecom. The order of collection of such accounts receivable is established by Article 5 of the Agreement.

4.10.    All other questions concerning the settlement of accounts between the Parties not indicated in this Section 4 are regulated by Appendix 7 to the Agreement.

4.11.    Recovery of Expenses.

4.11.1.     The recovery of expenses under the Agreement is performed by Rostelecom only upon the presentation by the Operator to Rostelecom of the originals of the basic documents confirming such expenses.

4.11.2.     The Parties agree that Rostelecom recovers the expenses, expenditures and losses of the Operator connected with the fulfillment by the latter of their obligations indicated in paragraph 3.3.1. hereunder, under the Agreement, exclusively in the volume and amount not exceeding 10% of the consideration amount and service costs, due to the Operator in accordance with the conditions of the Agreement for the corresponding Reporting Period, and such recovery is considered by the Parties as reasonable, sufficient and motivated for the consideration of all necessary expenses, expenditures or losses of the Operator during the fulfillment of the obligations hereunder.

4.11.3.     The Parties agree that any expenses, expenditures or losses of the Operator exceeding the Limit are considered as lost without any connection with the commission of Rostelecom, beyond the purpose of the Agreement, without the necessary authority on the part of the Operator.

4.11.4.     In connection with the aforementioned agreement the Operator hereby confirms and admits that under no circumstances he will demand from Rostelecom any consideration and/or recovery of expenses, expenditures or losses connected with the fulfillment of their obligations under the Agreement in the amounts exceeding the Limit.

4.11.5.     In any case, irrespective of any provisions of the Agreement contradicting the set forth below, none of the provisions hereunder can be interpreted as obliging Rostelecom to recover or consideration any expenses, expenditures or losses to the Operator, suffered by the latter in the course of the fulfillment of the Agreement, in the amount exceeding the Limit, as well as allowing the Operator to demand such recovery.

5.         General Requirements to the Performance of the Claims Proceedings

5.1.      The Operator performs the claiming and action activities with the Users in accordance with the current law of the Russian Federation, the Agreement and the inner regulations of the performance of the claiming proceedings adopted by the Operator.

5.2.      The Operator performs the claiming proceedings as regards the claims asserted by the Users concerning the quality of the Services rendered. The Operator also asserts claims to the Users concerning non-performance or unduly performance by the latter of their obligations on the Service payments.

5.3.      In the process of handling of the Users’ claims use should be made of the information and referential data of the database of the Operator.

5.4.      The claiming actions on the recovery of the Users’ debts are performed by the Operator independently for the sake of Rostelecom on the ground of the power of attorney issued by Rostelecom in accordance with paragraph 3.1.3. hereof. Irrespective of any inner regulations of the claiming proceedings adopted by the Operator and contradicting the following: in case of nonpayment by the User against the invoice for the Telecommunication Services rendered, the Operator must advance a claim against the corresponding User taking into consideration the provisions of Appendix 9 hereto.

5.5.      For the performance of the claiming and action proceedings the Operator receives from Rostelecom consideration established by Appendix 2 hereto.

5.6.      The Operator cancels the invoice for the Telecommunication Services if the groundlessness of a claim against the User is proved judicially, or on the condition of receipt of a written consent of Rostelecom. The order of the exchange of the documents between the Parties and the correction of indebtedness are performed in accordance with paragraph 4 of Appendix 9 hereto.

6.         The Tariffs for the Long-distance and International Telecommunications

6.1.      The long-distance telecommunications Tariffs are determined and changed in accordance with the current law.

6.2.      The international telecommunications Tariffs are determined by Rostelecom and can be changed at any time, at that, Rostelecom is obliged to inform the Operator about the like changes in advance, in the written form, no later than 30 calendar days before the introduction of the new international telecommunications Tariffs.

6.3.      The notification of the Users about the changes of the long-distance and international telecommunications Tariffs is performed by the Operator, in accordance with the current law and the inner notification procedure adopted by the Operator.

6.4.      In the notification of the Operator about the Tariffs for the long-distance and international telecommunications Rostelecom should mention the inclusion into (or exclusion from) the Tariff of the rates and sums of indirect taxes collected from the Users.

6.5.      When non-recurrent actions, directed on temporary decrease/increase of the Telecommunication Services Tariffs for the Users because of limited period of time, Rostelecom shall send the Operator a written notification no later than 30 calendar days in advance if such actions are conducted. At that, the Operator coordinates the conducting of such actions within the term of 15 calendar days provided the corresponding technical resources are available, with the exception of the actions of federal scope.

7.         Responsibility of the Parties

7.1.      The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Agreement in accordance with the current law of the Russian Federation.

7.2.      In case of violation by the Operator of the terms of fulfillment of their obligations for the transfer of payments due to Rostelecom, Rostelecom has the right to claim from the Operator the penalty in the amount of 1/300 of the refinancing rate of the Central Bank of the Russian Federation for every day of delay, of the sum payable by the Operator. The Operator is obliged to pay to Rostelecom the penalty within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand. The Parties agree to perform the corresponding payments no later than within the period of ten (10) banking days from the moment of the receipt of the corresponding demand.

7.3.      In case of the presentation by the Operator of unreliable data in the Report, provided that the amount payable calculated on the basis of the unreliable Report data is smaller than the sum based on the amount of the actual Services rendered, Rostelecom has the right to charge to the Operator the forfeit in the form of penalty. The amount of the forfeit constitutes 1/300 of the refinancing rate of the Central Bank of the Russian Federation for every day starting from the day of presentation of unreliable data when the discrepancy of the data was discovered, till the moment of transfer by the Operator of the monies to be paid. The like forfeit in the form of the penalty is calculated on the basis of the disparity between the amount of payments calculated on the basis of the reliable data and the amount of payments calculated on the basis of the unreliable data. The penalty, as well as the deficient payments to Rostelecom must be paid within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

7.4.      In case of non-presentation (or untimely presentation) of the Report by the Operator Rostelecom has the right to charge the forfeit in the form of the penalty in the amount of 1/300 of the refinancing rate of the Central Bank of the Russian Federation for each day, starting with the day when the aforementioned documents had to be presented, until the day of the actual presentation of such data, of the redeemable sum. This forfeit must be paid within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

7.5.      In case of violation by Rostelecom of their obligations for the remuneration of the services rendered by the Operator, the Operator has the right to demand from Rostelecom the payment of the forfeit in the form of penalty, in the amount of 1/300 of the refinancing rate of the Central Bank of the Russia Federation for every day of payment delinquency. The Rostelecom is obliged to pay to the Operator the penalty within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

7.6.      In case of untimely approval by Rostelecom of the Report, the Operator’s Report or the presented invoice, the Operator has the right to demand from Rostelecom the payment of the forfeit in the form of penalty, in the amount of 1/300 of the refinancing rate of the Central Bank of the Russian Federation for every day, starting from the day when such Report or Reconciliation Report was to be approved, until the day when such Report or Reconciliation Report was actually approved and delivered to the Operator, from the amount payable. This forfeit must be paid within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

7.7.      In case of untimely submission by Rostelecom of the notifications indicted in paragraph 6.2. hereof, the Operator has the right to demand the forfeit in the form of fine, in the amount of one thousand (1000) rubles for every fact of such violation.

7.8.      If in the result of submission of unreliable data in the Operator’s Report, improper invoicing by the Operator, improper formation of the sections of the sales log or purchase log, improper application by the Operator of the VAT rate in accordance with paragraph 3.3.3, untimely submission of documentation by the Operator to Rostelecom, in accordance with paragraph 3.3.11, additional tax obligations, as well as fines and punitive sanctions for the violation of the tax and/or administrative law will be imposed on the Operator, Rostelecom has the right to demand the stated sums from the Operator. This right of Rostelecom arises after the conclusion of the court appeal of the tax authorities and on the condition that the Operator is brought to participation in the proceedings or is informed about all facts of the dispute. In any case, the amount of responsibility of the Operator must not exceed the amount of their consideration.

7.9.      The forfeits indicated in paragraphs 7.3 and 7.4 of this Agreement can be collected from the Operator by Rostelecom on the condition of observance by the former of the terms established by paragraphs 4.2-4.4 hereof.

7.10.    All forfeits under the Agreement are charged in addition to any amounts of losses the recovery of which can be demanded by the Party charging the corresponding forfeit upon the Party which has violated the conditions of the Agreement, in accordance with the Agreement and the current law of the Russian Federation.

8.         Force Majeure Circumstances

8.1.      The Parties are released from responsibility for non-fulfillment or improper fulfillment of their obligations on the Agreement, if they prove, that proper fulfillment was impossible due to force majeure, which means extreme, unforeseen and inevitable circumstances in given conditions.

8.2.      The Party that has suffered the influence of the force majeure circumstances must notify the other Party within the period of ten (10) days about the character, type and the presumable duration of the force majeure influence, as well as indicate the fulfillment of which obligations under the Agreement it affects, and to produce evidence of the occurrence of such circumstances. In case of lack of notification the Party affected by the force majeure influence cannot refer to the influence of the force majeure circumstances at a later time as to the cause exempting them from liability.

8.3.      The occurrence of force majeure circumstances extends the terms of the fulfillment by the Parties of the obligations hereunder proportionate to the duration of their influence. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

9.         Settlement of Disputes

9.1.      The Parties should attempt to settle any dispute under the Agreement by means of negotiations, and in the case of impossibility to reach a mutually acceptable decision within the period of 30 days from the moment of appeal by the Party concerned penaltied to the other Party, each of the Parties has the right to initiate the transfer of the like dispute for it to be considered by the arbitration tribunal in accordance with the RF Code of Arbitration Procedure.

10.      Notifications

10.1.    Any notifications and other messages subject to the transmission from one Party to the other must be transmitted in written form to the following addresses:

If the Operator is the addressee:

Russian Federation,

Address:

Fax:

Tel:

If Rostelecom is the addressee:

Russian Federation,

Address:

Fax:

Tel:

10.2.    Each of the Parties can change their address by means of a written notification of the other Party, as indicated in this paragraph.

11.      Effective date of the Agreement and its validity term

11.1.    This Agreement is valid from the moment of its signing by the Parties.

11.2.    The Agreement is valid for the period of one year from the moment of its coming into effect. If neither Party announces termination of this Agreement thirty (30) calendar days before its stated expiration, this Agreement shall be automatically extended for each subsequent year. The number of periods for which the effect hereof can be prolonged is not limited.

12.      Miscellaneous

12.1.    Any changes and addenda to the Agreement are valid only when they are made in written form and signed by the representatives of the Parties, in this case they constitute an integral part of it.

12.2.    The procedure of termination hereof is determined by the current law of the Russian Federation.

12.3.    All appendices to the Agreement constitute an integral part of it.

12.4.    List of Appendices:

Appendix No. 1. Form 1. Agreement on long-distance and international telecommunications.

Form 2. Public offer on the conclusion of the long-distance and international telecommunications agreement.

Appendix No. 2 Cost of services and amount of agency fee of the Operator.

Appendix No. 3 Report of the Operator on the services rendered to the Users.

Appendix No.4 Peculiarities of the interaction of Rostelecom and the Operator for the provision of the observance of the VAT law.

Appendix No. 5 Acceptance act for services rendered.

Appendix No.6 List of reporting forms.

Appendix No. 7 Settlement procedure.

Appendix No. 8 Check-up procedure.

Appendix No. 9 Regulations for handling of receivables and payables.

Appendix No. 10 Procedure for Parties’ handling of User claims (complaints) related to providing / failure to provide Telecommunications.

Appendix No. 11 Procedure for conclusion of Agreements.

12.5.    The Agreement is drawn up in two (2) counterparts in the Russian language, each of the counterparts having the equal legal effect, one counterpart for each of the Parties.

13.      Details and Signatures of the Parties

Full or statemented name of the company	OAO Rostelecom
Location	5 Delegatskaya st., Moscow, 127091, Russia
Postal address
Telephone (by the postal address)
Account number:
Full name of the banking establishment
Identification number TIN/KPP
Industry code by OKVED
Company code by OKPO

For Rostelecom:		For Operator:

/	/	/	/

« »	200 r.	« »	200 r.
Seal here		Seal here

Attachment No. 1

to Agreement No.          dt.

Form 1. Agreement on long-distance and international telecommunications

AGREEMENT

on long-distance and international telecommunications

City:	Dated:

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications (License for provision of long-distance and international telecommunications No. 29777 dt.                ), represented by                                    “                                    ”, acting in the name and on behalf of OAO Rostelecom on the grounds of the agreement concluded between                                   , and OAO Rostelecom, No.                dt.                hereinafter referred to as “Rostelecom”, represented by
                                                                                                                                         , authorized to act by Power of Attorney dt.
                             No.                                 , on the one part, and
                                                                                                       ,
hereinafter referred to as the “User”, represented by
                                                                                                                                                             , authorized to act by                                                                               , on the other part, as follows:

1.         DEFINITIONS:

1.1.      “Agreement” shall mean this Agreement for long-distance and international telecommunications, with all Appendices and Additional Agreements hereto.

1.2.      “Billing period” shall mean the calendar month starting immediately after the month when Telecommunication Services were rendered to Users.

1.3.      “Parties” shall mean Rostelecom and the User. Rostelecom and the User can be separately referred to as “Party”

1.4.      “Tariff” shall mean the rate of payment for each Service provided under the Agreement between the Parties.

1.5.      “Telecommunication Services” shall mean long-distance and international Telecommunication Services rendered hereunder by Rostelecom to the User using automatic service system or with the help of an operator.

1.6.      “User Equipment” shall mean user (terminal) equipment installed at:
                                                                                                                .

Type of User Equipment: telephone set, fax machine, data set (underscore whatever applicable).

User Equipment used individually or collectively (underscore whatever applicable).

Subscriber number (additional subscriber number):                                                                .

1.7.      “Agent” shall mean                                                                               .

1.8.      “Regulations” shall mean Local, Intrazonal, Long-Distance and International Telecommunication Services rendering Regulations, approved by Resolution of the Russian Government No. 310 dt. May 18, 2005.

2.         SUBJECT MATTER

2.1.      Rostelecom undertakes to render telecommunications to the User, and the User - to pay for telecommunications in accordance with the terms worded in the present Agreement.

3.         TELECOMMUNICATIONS RENDERING TERMS AND CONDITIONS

3.1.      On entering into this Agreement, the User shall be entitled to receive Telecommunication Services, whereas Rostelecom shall render such services to the User, provided this is technically practicable, and provided the User has access to long-distance and international telephone communication networks.

3.2.      To receive the Telecommunications via the automated service system, the User shall perform the following course of action: dial “8” from the User Equipment; dial Rostelecom’s telephone network selection code (if and when introduced); dial call party’s numbering area code; dial call party’s subscriber number.

3.3.      To receive the Telecommunications via the operator, the User shall perform the following course of action: dial number whereby access is obtained to long-distance and international telecommunications provided by OAO Rostelecom via operator, i.e. “07” and/or another access number which the User can obtain via “09” inquiry service; order long-distance or international telephone call via the operator using instant or delayed ordering system, in accordance with the Regulations.

3.4.      The Telecommunications shall be deemed provided as from the moment when the telephone connection is established as the result of the course of action described under Paragraph 3.2. or Paragraph 3.3. above.

3.5.      The access to Telecommunication Services, rendered to the User from the User equipment, can be stopped at the initiative of Rostelecom in cases, covered by para. 7.2 of the Agreement.

3.6.      Where technical possibility for the rendering of the Telecommunication Services to the User is partially unavailable, Rostelecom may limit number of call orders and call duration or, where such technical possibility for the rendering of the Telecommunication Services is not available altogether, may deny rendering of the Telecommunication Services.

The User must be notified about the introduction of limitations at the moment of order taking or in the moment of rendering of telecommunications by order service system.

In case of occurrence of long-term limitations of using telecommunications, Rostelecom must undertake measures in order to inform the User about it using mass media, inquiry services, placing notices in places of collective use of telecommunications etc.

3.7.      Given technical possibility and on condition that access to Telecommunications is available from User equipment, Rostelecom renders to the User a possibility to use Telecommunications 24 hours a day, if other is not indicated in the Russian Federation law.

3.8.      The User which is an individual herewith agrees that effective from the moment of his/her entering into this Agreement, his/her personal details may be included in inquiry service databases and may be used for the provision of inquiry and other information services by Rostelecom or third parties.

4.         RESPONSIBILITIES OF THE PARTIES

4.1.      Rostelecom undertakes the responsibility:

4.1.1.       To render Telecommunication Services to the User in accordance with the law of the Russian Federation, the Regulations, national standards, technical norms and Regulations and the Agreement (in particular – to remove within the established time limit the defects which appeared due to the fault of Rostelecom and which prevent the User from using Telecommunications).

4.1.2.       To notify the User through mass media about changes in the conditions of service rendering, methods of payment for Telecommunications, Tariffs in no less than ten days before the date when these changes are introduced

4.1.3.       To fulfill other obligations of Rostelecom, covered by the law of the Russian Federation and the Agreement.

4.2.      The User undertakes the responsibility:

4.2.1.       To carry out the payment for rendered services on the conditions and by the deadlines covered by the Agreement. (For Users which are local government-funded organizations: “The User shall only make use of the Telecommunications within the allocated government funding limit”).

4.2.2.       To fulfill other obligations covered by the current law of the Russian Federation and the Agreement.

5.         RIGHTS OF THE PARTIES

5.1.      Rostelecom has a right:

5.1.1.       To unilaterally introduce changes to Tariffs, conditions and terms of payment according to para. 4.1.2 of the Agreement.

5.1.2.       To initiate a temporary stoppage of access to long-distance and international telecommunications to the User in cases covered by para. 7.2 of this Agreement.

5.2.      The User has a right:

5.2.1.       To make claims about the received bill in the order, covered by Article 8 of the Agreement.

5.2.2.       To refuse to pay for Telecommunications, that was rendered to the User without their concert. Telecommunications shall be deemed provided with User’s consent if the call is made from the User Equipment by means of the course of action referred to in Paragraphs 3.2. and 3.3. of this Agreement.

6.         PAYMENT PROCEDURE

6.1.      The User shall effect payments for the Telecommunications provided to it by Rostelecom hereunder exclusively to the bank account whereof details are stated in the Telecommunications bill. The User’s monetary obligations with respect to the Telecommunication Services provided to it shall terminate as from the moment when the funds are credited on the bank account specified in the bill issued to the User or else when cash is received at the Agent’s cash desk.

6.2.      The Telecommunications bills shall be issued by the Agent on behalf of Rostelecom. Each Telecommunications bill shall identify the amount stated therein as payment for the Telecommunication Services rendered by OAO Rostelecom.

6.3.     Tariffs for international telecommunications are established and changed in accordance with the current law of the Russian Federation. The User shall be notified of any such Tariffs being introduced, in the manner described in Paragraph 4.1.2. above.

6.4.      Tariffs for international telecommunications are established by Rostelecom and changes can be introduced to them at any time. The User shall be notified of any such Tariffs being introduced, in the manner described in Paragraph 4.1.2. above.

6.5.      The long-distance or international call tariff unit shall be established by Rostelecom and shall be one minute. The records of duration of long-distance and international telecommunications are carried out in accordance with the tariffication unit established by Rostelecom. The tariffication unit can be changed by Rostelecom unilaterally at any time.

6.6.      The payment bill for Telecommunication Services in the month previous to the Billing period is made out to the User before the 12-th day of the Billing period and indicates the total amount for each type of Services, there amount and cost. The grounds for making out the bill to the User are the data, obtained with the help of the equipment, used for recording the amount of Telecommunications. Payments for the Telecommunications shall be effected on a monthly basis, within 15 days after the date of the bill for the Telecommunications provided in the month immediately previous to the Billing Period.

6.7.      The delivery of the bill for the telecommunications to the Users is performed by mail or courier at the option of Rostelecom.

6.8.      The User shall pay for the Telecommunications by a transfer of funds to the account specified in the Telecommunications bill, or in cash at any of the Agent’s payment collection offices. By the payment for the Services in cash, the monetary obligations of the User for the Services rendered are discharged from the moment of payment at the Agent’s collection office. Any cash payments may only be accepted from the User within limits established by the law for legal entities.

6.9.      The Agent shall inform the Users of its payment collection offices via mass media.

7.         RESPONSIBILITIES OF THE PARTIES

7.1.      Rostelecom and the User bear responsibility for non-fulfillment or improper fulfillment of their responsibilities in the Agreement in accordance with the current law of the Russian Federation, (including the Regulations) and the Agreement.

7.2.      In case of delay payment or other User violations of the requirements, established by the Russian Federation Law “On Telecommunications”, the Regulations and the Agreement, Rostelecom has a right to unilaterally initiate a stoppage of rendering access to Telecommunications for a period until a complete debt repayment, or, correspondingly, until a complete settlement of other violations, committed by the User.

7.3.      In case of a failure to pay, or incomplete or late payment for the Telecommunication Services, Rostelecom may enforce penalty against the User at 1% of the value of Telecommunication Services rendered in the month immediately previous to the Billing Period and which remain unpaid, or partially unpaid, or which were paid in an untimely manner, for each day of the delay until the date on which the outstanding debt is finally settled, but not more that the amount outstanding. The User shall pay such penalty to Rostelecom within 5 days after the claim for such penalty is made by Rostelecom.

8.         DISPUTE SETTLEMENT

8.1.      If any disputes and disagreements arise hereunder, they shall be settled in the manner described in this Section 8.

8.2.      In case of non-fulfillment or improper fulfillment of obligations to render Telecommunication Services by Rostelecom the User before applying to court makes claims to Rostelecom. The claims of the User are made and looked into on conditions and in terms covered by the current law of the Russian Federation. If a complaint lodged by the User is rejected in full or in part, or if no response is given to such a complaint within the time frames prescribed by the Russian law for the review of such a complaint, the User may initiate a court action at the Agent’s location.

8.3.      If the User is in full or partial default of its obligation to pay for the Telecommunication Services, the Agent may, on behalf of Rostelecom, bring a suit against the User, selecting, at its sole discretion, either the User’s location or the location of Rostelecom (or of Rostelecom branch serving the zone where the User is resident (domiciled)), or the location of the Agent (or of Agent’s branch serving the zone where the User is resident (domiciled)), as the venue of such action.

9.         FORCE MAJEURE CIRCUMSTANCES

9.1.      The Parties are released from responsibility for non-fulfillment or improper fulfillment of their obligations on the Agreement, if they prove, that proper fulfillment was impossible due to force majeure, which means extreme, unforeseen and inevitable circumstances in given conditions. The presence of force majeure in this case prolongs the term of fulfillment of obligations by the Parties, proportionally to the period of its activity. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

9.2.      If the non-fulfillment of terms of service rendering was caused by circumstances of force majeure, the Parties must coordinate a new term of Telecommunications rendering fulfillment.

10.      AMENDMENT AND TERMINATION PROVISIONS

10.1.    This Agreement may be terminated prior to its stated expiration date in circumstances and in the manner provided for by the law of the Russian Federation.

10.2.    In case of termination of the Agreement the Parties must conduct mutual exchanges on all obligations.

10.3.    Any amendments to this Agreement shall be executed as additional agreements hereto which shall be prepared in two counterparts and shall be signed by the User (or its authorized representative) and Rostelecom (via its authorized representative).

11.      PERIOD OF VALIDITY OF THE AGREEMENT

11.1.    This Agreement shall take effect as from the date it is signed by Rostelecom and the User and shall be deemed effective for an unlimited period of time.

12.      MISCELLANEOUS

12.1.    Rostelecom and the User admit that the present agreement is obligatory for fulfillment for both Parties considering all conditions.

12.2.    All legal relations of the Parties, arising in connection with rendering Telecommunication Services to the User by Rostelecom, which are not covered directly by the Agreement, are regulated by the Regulations and regulatory documents of RF

12.3.    The User is informed about and agrees to the characteristics of rendered Telecommunications, concerning their quality, safety and limitations

12.4.    The User is familiarized with the Regulations and undertakes the obligation to observe them.

12.5.    This Agreement is prepared in two counterparts of equal legal effect, one counterpart for each Party.

12.6.    As there exists an agreement between Rostelecom and the Agent whereby the Agent is authorized to bill the User for the Telecommunication Services provided, collect payments from the Users for the Telecommunication Services provided,  and to handle any complaints and court actions lodged by or against the User, the User herewith agrees, respectively, to accept Telecommunication Services bills issued by the Agent, effect payments for Telecommunication Services to the Agent, reconcile mutual accounts with the Agent and submit to the Agent, in the manner prescribed herein, any complaints lodged against Rostelecom in connection with Rostelecom’s failure to perform, or improper performance of, this Agreement.

13.      Address and banking details of the Agent:

14.      Addresses and banking details of Parties

User: (as a minimum, specify the following: subscriber information (full name, date and place of birth, details of identifying document, - for individuals; official (trade) name – for legal entities);	Rostelecom:

15. Signatures of Parties

For Rostelecom:		For the User:

/	/	/	/

« »	200	« »	200
Seal here		Seal here

2. Form of Public Offer

PUBLIC OFFER

On the conclusion of the long-distance and international telecommunications agreement

Rostelecom, Open Joint Stock Company for Long-Distance and International Telecommunications (further – Rostelecom) acting on the grounds of long-distance and international telecommunications license No. 29777, issued on 11.12.2003, represented by the General Director Yerokhin Dmitry Yevgenievich, authorized to act by the Charter will conclude the agreement about long-distance and international telecommunications on the below mentioned conditions with any person meeting the criterion embodied in para. 1.2 below.

1.             DEFINITIONS:

1.1.         “Agreement” means the agreement on long-distance and international telecommunications, concluded by Rostelecom and the User by means of acceptance of the present public offer, conducted by the User in accordance with Article 3 below, together with all the Appendices, Revisions, Addenda and Additional agreements. Any reference in the public offer to the Agreement (Article of the Agreement) and/or its conditions means a corresponding reference to the present public order (its Article) and/or its conditions.

1.2.         “User” means an individual or a legal entity that is a subscriber of the Local operator, who have affected acceptance in the order covered by Article 3, as a result of which the present Agreement is considered concluded by the give person and Rostelecom.

1.3.         “Billing period” means the calendar month starting immediately after the month when Telecommunication Services were rendered to Users.

1.4.         “Parties” means Rostelecom and the User. Rostelecom and the User can be separately referred to as “Party”

1.5.         “Tariff” means the rate of payment for each Service provided under the Agreement between the Parties.

1.6.         “Telecommunications” means long-distance and international Telecommunication Services rendered by Rostelecom to the User hereunder using automatic service system or with the help of an operator.

1.7.         “User equipment” means user (terminal) equipment, installed at the Users permanent place of residence (for individuals) or at the location of the User – legal entity. The location of the User – legal entity for the purposes of the present agreement means the legal address of the User and (or) other address at which the User effects their activity.

1.8.         “Agent” means a legal entity, which has a right to perform actions, connected with carrying out accounting with the User for Telecommunication Services rendered by Rostelecom, with handling of Users’ claims and actions on the grounds of the agreement, concluded with Rostelecom. The register of Agents, indicating the territories of their operation, and/or groups of Users served by the Agent is brought to the Users by Rostelecom through mass media and can be changed from time to time.

1.9.         “Local operator” means a legal entity, which has a license to render local telecommunications on the territory of the Russian Federation or its part, which renders to the User access to Telecommunications, and whose telecommunication networks have an access to the public RF telecommunication networks.

1.10.       “Regulations” means the Regulations of rendering local, intrazonal, long-distance and international telecommunications, acting at the moment of effecting acceptance of the present public offer by the User.

2.             SUBJECT MATTER

2.1.          Rostelecom undertakes to render telecommunications to the User, and the User - to pay for Telecommunication Services in accordance with the terms worded in the present Agreement.

3.             CONCLUDING THE AGREEMENT AND TERMS OF TELECOMMUNICATION SERVICES RENDERING

3.1.          An individual or a legal entity that is a subscriber of the Local operator is considered to have concluded the Agreement with Rostelecom and to have agreed to all the conditions of the public offer (to have accepted it) in the following case:

3.1.1.       a) An individual or a legal entity Users of the Local operator performing the following factual successive actions: dialing “8” on the User equipment, dialing OAO Rostelecom telephone network choice code (if introduced); dialing the code of the numbering area of the called party; dialing the called party number; or

b) An individual or a legal entity Users of the Local operator performing the following factual successive actions: dialing the long-distance and international telecommunications access number, rendered by OAO Rostelecom with the help of an operator - “07” and/or other access number, the information about which can be obtained by the User through directory inquiry service “09”; ordering a long-distance or international telecommunications with the help of an operator through immediate or order service system, in accordance with the Regulations.

3.1.2.       Telecommunications setting as a result of performing actions, indicated in subparagraph a) or b) of para. 3.1.1 hereof.

3.2.          An individual or a legal entity, that are subscribers of the Local operator, become Users from the moment when telecommunications indicated in para. 3.1.2  is set, acquiring all the rights and obligations of a User, which are covered by the Agreement.

3.3.          On entering into this Agreement, the User shall be entitled to receive Telecommunication Services, whereas Rostelecom shall render such services to the User, provided this is technically feasible, and provided the User has access to long-distance and international Telecommunication Services.

3.2.          For obtaining Telecommunications through automatic service system, the User must perform the following actions, indicated in subparagraph a) of para. 3.1.1 hereof. For obtaining Telecommunications with the help of an operator, the User must perform the following actions, indicated subparagraph b) of para. 3.1.1 hereof.

3.4.          Telecommunications is considered rendered from the moment when telecommunication is set as a result of performing actions by the User, indicated in subparagraph a) or b) 3.1.1. of the present Agreement

3.5.          The access to Telecommunication Services, rendered to the User from the User equipment, can be stopped at the initiative of Rostelecom in cases, covered by para. 7.2 hereof.

3.6.          When rendering Telecommunication Services to the User Rostelecom has a right to introduce limitations to the amount of conversation orders and the duration of conversations in the event of any problems occurring in the course of the Services provision, whereas total inability of Rostelecom to provide. The Services entitles the latter to quit the provision of the Services.

The User must be notified about the introduction of limitations at the moment of order taking or in the moment of rendering of telecommunications by order service system.

In case of occurrence of long-term limitations of using telecommunications, Rostelecom must undertake measures in order to inform the User about it using mass media, inquiry services, placing notices in places of collective use of telecommunications etc.

3.7.          If technically feasible and on condition that access to Telecommunications is available from the User equipment, Rostelecom renders to the User a possibility to use Telecommunications 24 hours a day, if other is not indicated in the Russian Federation law.

3.8.          The User hereby agrees that, starting from the moment of his entering into this Agreement, his personal data may appear in inquiry information arrays, and may be used by Rostelecom and/or any third parties in their information services.

4.             RESPONSIBILITIES OF THE PARTIES

4.1.         Rostelecom undertakes the responsibility:

4.1.1.       To render Telecommunication Services to the User in accordance with the law of the Russian Federation, the Regulations, national standards, technical norms and Regulations, license and the Agreement (in particular – to remove within the established time limit the defects which appeared due to the fault of Rostelecom and which prevent the User from using Telecommunications).

4.1.2.       To notify the User through mass media about changes in the conditions of service rendering, methods of payment for Telecommunications, Tariffs is no less than ten days before the date when these changes are introduced

4.1.3.       To fulfill other obligations of Rostelecom, covered by the law of the Russian Federation and the Agreement.

4.2.         The User undertakes the responsibility:

4.2.1.       To carry out the payment for rendered Telecommunication services on the conditions and by the deadlines covered by the Agreement. Users which are organizations financed from budget of corresponding level must use Telecommunications strictly within the established limit of budget financing of this User.

4.2.2.       To fulfill other User’s obligations covered by the current law of the Russian Federation and the Agreement.

5.             RIGHTS OF THE PARTIES

5.1.         Rostelecom has a right:

5.1.1.       To unilaterally introduce changes to Tariffs, conditions and terms of payment according to para. 4.1.2 hereof.

5.1.2.       To initiate a temporary stoppage of access to long-distance and international telecommunications to the User in cases covered by para. 7.2 hereof.

5.2.         The User has a right:

5.2.1.       To make claims about the received bill in the order, covered by Article 8 hereof.

5.2.2.       To refuse to pay for Telecommunications, that was rendered to the User without their concent.

6.             PAYMENT PROCEDURE

6.1.          Except for the cases of payment for Telecommunications at payment offices of the Agent or Rostelecom in the order covered by para. 6.7 hereof, the User must pay for Telecommunication Services rendered to it by Rostelecom hereunder strictly in accordance with banking details indicated in the payment bill. The User’s money liabilities cease at the moment of crediting cash to the bank account, indicated in the bill made out to the User.

6.2.          The service payment bill shall be made out by Rostelecom or by the Agent, on behalf of Rostelecom. If Telecommunications payment bill is made out by the Agent it must be indicated that the bill is made out for payment of Telecommunication Services, rendered by OAO Rostelecom.

6.3.          Tariffs for long-distance telecommunications are established and changed in accordance with the current law of the Russian Federation.

6.4.          Tariffs for international telecommunications are established by Rostelecom and changes can be introduced to them at any time.

6.5.          The long-distance and international telecommunications tariffication unit is established by Rostelecom and comprises one minute. The records of duration of long-distance and international telecommunications are carried out in accordance with the tariffication unit established by Rostelecom. The tariffication unit can be changed by Rostelecom unilaterally at any time.

6.6.          The payment bill for Telecommunication Services in the month previous to the Billing period is made out to the User before the 12-th day of the Billing period and indicates the total amount for each type of Services, there amount and cost. The grounds for making out the bill to the User are the data, obtained with the help of the equipment, used for recording the amount of Telecommunications. Telecommunications payment is conducted monthly, within 15 days from the moment of making out the payment bill for Telecommunication Services, rendered in the month previous to the Billing period.

6.7.          If Telecommunications payment bill is made out to the User by Rostelecom, the payment must be effected by the User to Rostelecom by cash available at its payment offices, or by means of crediting cash to the account, indicated in such Telecommunications payment bill. If Telecommunications payment bill is made out to the User by the Agent on behalf of Rostelecom, the payment must be effected by the User to the Agent by cash at its payment offices, or by means crediting cash to the account, indicated in such Telecommunications payment bill. In cases of cash payment for Telecommunications the money liability of the User for Telecommunication Services rendered to them ceases at the moment of crediting cash to Agent’s payment offices, or Rostelecom payment offices, depending on which of them has made out the bill. Accounts with a corporate User can be made by cash strictly in the limits established by the law for legal entities to Rostelecom or Agent payment offices.

6.8.          Information about the Rostelecom’s and Agent’s payment offices is brought to the Users by the Agent and/or Rostelecom via mass media.

7.             RESPONSIBILITIES OF THE PARTIES

7.1.          Rostelecom and the User bear responsibility for non-fulfillment or improper fulfillment of their responsibilities in the Agreement in accordance with the current law of the Russian Federation, (including the Regulations) and the Agreement.

7.2.          In case of delay payment or other User violations of the requirements, established by the Russian Federation Law “On Telecommunications”, the Regulations and the Agreement, Rostelecom has a right to unilaterally initiate a stoppage of rendering access to Telecommunications for a period until a complete debt repayment, or, correspondingly, until a complete settlement of other violations, committed by the User.

7.3.          In case of failure to pay, incomplete or late payment for Telecommunications Rostelecom has a right to claim a penalty in the form of fee of one per cent (1%) of the cost of rendered in the month previous to the Billing period, but unpaid, incompletely paid or late paid Telecommunications for every day of payment delay up to the moment of indebtedness write-off, but not exceeding the sum, subject to payment. The User must pay such a penalty to Rostelecom within five (5) calendar days from the moment when the demand for payment is served on the User by Rostelecom.

8.             DISPUTE SETTLEMENT

8.1.          In case of appearance of disputes and disagreements on the Agreement, they are subject to regulation in the order covered by the present Article 8.

8.2.          In case of non-fulfillment or improper fulfillment of obligations to render Telecommunication Services by Rostelecom the User before applying to court makes claims to Rostelecom. The claims of the User are made and considered on conditions and in terms covered by the current law of the Russian Federation. If the User claim is completely or partially denied or if the answer to the claim made by the User is not received in terms estimated by the law of the Russian Federation for its consideration, the individual User has a right to apply to court in accordance with the jurisdiction rules as established by the RF Law “On the Protection of Consumers’ Rights” dated 07.02.92 (No. 2300-1), whereas any corporate User has the right to taking a local legal action against the Agent, if the User pays for the Telecommunication Services by the Agent, which legal action may also be taken at the locality of Rostelecom (or an affiliate thereof covering the place residence/location of the User), if the User pays for the Telecommunication Services by Rostelecom.

8.3.          In case of non-fulfillment of Services payment obligations by the User, complete or partial, Rostelecom, has a right to bring a suit against the User on its choice or at the location of the User, or at the location of Rostelecom (or Rostelecom branch office, in operation zone of which the User place of residence (place of registration) is located), or at the location of the Agent (or Agent branch office, in operation zone of which the User place of residence (place of registration) is located).

9.             FORCE MAJEURE CIRCUMSTANCES

9.1.          The Parties are released from responsibility for non-fulfillment or improper fulfillment of their obligations hereunder, if they prove, that proper fulfillment was impossible due to force majeure, which means extreme, unforeseen and inevitable circumstances in given conditions. The presence of force majeure in this case prolongs the term of fulfillment of obligations by the Parties, proportionally to the period of its activity. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

9.2.          If the non-fulfillment of terms of Services rendering was caused by circumstances of force majeure, the Parties must coordinate a new term of Telecommunications rendering fulfillment.

10.          TERMINATION OF THE AGREEMENT

10.1.        The Agreement may be terminated in cases and according to the procedure covered by the law of the Russian Federation.

10.2.        In case of termination of the Agreement the Parties must perform mutual settlements of all obligations.

11.          PERIOD OF VALIDITY OF THE AGREEMENT

11.1.        The present Agreement comes into force on the day when an individual or a legal entity, that is a subscriber of the Local operator has effected the acceptance of the present public offer, in the order, covered by Article 3, and is considered concluded for an indefinite period of time.

12.          MISCELLANEOUS

12.1.        Rostelecom and the User admit that the present Agreement is obligatory for fulfillment for both Parties considering all conditions.

12.2.        All legal relations of the Parties, arising in connection with rendering Telecommunication Services to the User by Rostelecom, which are not covered directly by the Agreement, are regulated by the Regulations and regulatory documents of the Russian Federation.

12.3.        The User is informed about and agrees to the characteristics of rendered Telecommunications, concerning their quality, safety and limitations

12.4.        The User is familiarized with the Regulations and undertakes the obligation to observe them.

12.5.        As soon as Rostelecom and the Agent have concluded the agreement an the grounds of which the Agent has a right to perform actions of making out bills to the User for the Telecommunications rendered, of receiving payment for rendered Telecommunications from the User, and handling Users’ claims and actions, the User agrees correspondingly to receive Telecommunications payment bills made out by the Agent, to conduct payments for Telecommunications to the Agent, to reconcile mutual settlements with the Agent, and, according to the procedure established by the Agreement, to address claims against Rostelecom to the Agent, caused by non-fulfillment or improper fulfillment of the Agreement by Rostelecom.

12.6.       In case if the permanent place of residence of an individual User, or the location of a corporate User does not coincide with the territory of operation of the Agent and/or the User does not belong to the category of Users, served by the Agent, provisions of the preset Agreement, concerning the Agent are not used on conditions of fulfillment of the Agreement by the Parties.

13.          Address and banking details of OAO Rostelecom

OAO Rostelecom
Legal address: 5 Delegatskaya st., Moscow, 127091
Acc.:
Corr. acc.: 30101810400000000609
BIK:	049805609
TIN:	7707049388
KPP:	143532001
OGRN:	1027700198767

14.          OAO Rostelecom Authorized Signatory

For Rostelecom:

(full name)

(signature)

Date: 200

Seal here

Appendix 2

to Agreement No.

dt.                 200

Cost of services and amount of agency fee of the Operator

Ref. No.	Items	Price

1.	COLLECTING SUBSCRIBER PAYMENTS, % of the accrued income	5.25%

2.	BILLING PROCESSING OF TELECOMMUNICATIONS, roubles/min	0.063

3.	CLAIMS PROCEEDINGS, % of the accrued income	2.1%

4.	DRAWING UP, PRINTING, STORING, MAKING BILL COPIES, roubles/min	0.032

5.	DRAWING UP, PRINTING, STORING, MAKING INVOICE COPIES, ACTS OF PERFORMED WORKS, SIGNING RECONCILIATION REPORTS WITH CLIENTS, roubles/min	0.053

6.	PREPARATION OF THE REPORTING FORMS, roubles/set	15 000

7.	DOCUMENTATION DELIVERY, roubles/min	0.021

8.	CALL CENTER FOR CLIENTS, roubles/min	0.042

9.	CONCLUSION OF AGREEMENTS WITH LEGAL ENTITIES, roubles per agreement	T	(4)

Comment:

1)     The cost of the services and the Operator’s consideration are indicated excluding the VAT.

2)     The amount of the Accrued and Received income is determined on the basis of the Operator’s Report.

3)     In lines 2, 4, 5, 6 and 8 hereof the measurement unit is rouble per minute of the outgoing long-distance or international traffic.

4)     for each agreement entered into with a User-legal entity pursuant to Paragraph 3.3.13 of this Agreement, a lumpsum fee of Rubles 300 plus 5% of paid bills for Rostelecom’s services provided over first three calendar months of the agreement effective period, net of VAT which shall be calculated at a rate applicable at the time when appropriate invoice is issued.

For Rostelecom:		For Operator:

/	/	/	/

« »	200	« »	200
Seal here		Seal here

Appendix No. 3
to Agreement No.
dt. 200

Report of the Operator

on the accrued income paid for the services rendered to the Users

Under Contract No.                   dt.

Form 1.1

The report on the volumes and accrued income for the international Telecommunication Services rendered to individuals (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.2

The report on the volumes and accrued income for the international Telecommunication Services rendered to self-sustained organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.3

The report on the volumes and accrued income for the international Telecommunication Services rendered to budgetary organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.4

The report on the volumes and accrued income for the long-distance Telecommunication Services rendered to individuals (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.5

The report on the volumes and accrued income for the long-distance telecommunications services rendered to self-sustained organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Form 1.6

The report on the volumes and accrued income for the long-distance Telecommunication Services rendered to budgetary organizations (direction- and time-wise) in the ABC zone of the Operator

Direction	Direction code	In minutes	Tariff	Total	Tariff category
1	2	3	4	5	6
Total	X		X

Note to completion of Forms 1.1.-1.6:

1.     Rostelecom offers the Operator the blank of the Forms 1.1-1.6 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 1.1.-1.6:

(c)                        OAO Rostelecom, Main Computer Center

Name of the company (organization department)
Document code
Company code			Code by OCIEA
Director of the company (organization department)			Code by OKONKh
Consolidated account indication	(1 digit)	0	Code by OKATO
Code by OKPO	(8 digits)		Code by OKOGU
Code by OKPO of the organization department(8 digits)			Code by OKOPF
Code of the subject of the Russian Federation			Code by OKFS
Select:
Code of the Form by OKUD	(7 digits)		Code of the constituent entity of the Russian Federation OK
Type of report	(from the list)	01
Code of the Form	(2 digits)
Code of the subsystem	(3 digits)
Financial year	(4 digits)
Accountable month	(from the list)

Performer:
Contact telephone:
Date of report composition:

Title-page filling check (TITUL)

Additional information:
Postal code:	(6 digits)
Postal address:
Code of the operator:	(4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.     The reports on the volumes and accrued income for the services rendered are drawn up for each
ABC zone of the Operator in separate forms 1.1 – 1.6.  At that, each of the forms includes the consolidations for the incoming directions of the connection (data aggregation is performed for each incoming direction, tariff and tariff category).

3.     The Operator presents to Rostelecom the consolidated data for all ABC zones.

4.     The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF CCCCCCC UU.xls,

where

•      XXXX- four-digit sign-digit operator number assigned by Rostelecom

•      ZZZZZZ – reporting period in the form YYYYMM

•      FFF – conventional number of the form of the Operator’s report. For the reports 1.1.-1.6. acquires the value: 316 (Appendix 3 of the Forms 1.1 – 1.6 in one file)

•      CCCCCCC – code of the outgoing ABC (up to seven digits);

•      UU – ordinal number of the report. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

5.     In the column “Direction” of the Forms 1.1.-1.6 (below the “Total” line) the names of the directions are indicated (names of foreign countries or long-distance zones) with the division in accordance with the tariffs of Rostelecom into international and long-distance telecommunications, and in the column “Direction code” their codes are indicated (long-distance and international codes are indicated without additional prefixes).

6.     In the columns “Tariff category” of the Forms 1.1-1.6 the conventional code of the entry affiliation to the tariff category is indicated. The list of the codes is drawn up by Rostelecom depending on the tariffs applied.

7.     In the reports on individuals (1.1, 1.4) the tariffs and totals must include the amounts of VAT. In the reports on self-sustained and budgetary organizations (1.2, 1.3, 1.5, 1.6.) the tariffs and totals must not include the amounts of VAT.

Form 1.7

The consolidated report of the Operator on the volumes and accrued income for the international and long-distance telecommunications rendered to all categories of users

		In roubles
Direction	In minutes	Without VAT	VAT	Total
1	2	3	4	5
International telecommunications, total
Individuals
Self-sustained organizations
Budgetary organizations
Long-distance telecommunications, total
Individuals
Self-sustained organizations
Budgetary organizations
total

Note to completion of Form 1.7:

1.     Rostelecom offers the Operator the blank of Form 1.7 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for Form 1.7.:

Name of the company (organization department)
Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication (1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation		Code by OKFS
Select:
Code of the Form by OKUD (7 digits)		Code of the constituent entity of the Russian Federation OK
Type of report (from the list)	01
Code of the Form (2 digits)
Code of the subsystem (3 digits)
Financial year (4 digits)
Accountable month (from the list)

Performer:
Contact telephone:
Date of report composition:

Title-page filling check (TITUL)

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.     In Form 1.7. the Operator presents the consolidated data on the volume and accrued income for the services rendered during the reporting period in all ABC zones of the Operator.

3.     The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF UU.xls,

where

•      XXXX- four-digit sign-digit operator number assigned by Rostelecom

•      ZZZZZZ – reporting period in the form YYYYMM

•      FFF – conventional number of the form of the Operator’s report. For the reports of Form 1.7. acquires the value: 317 (Appendix 3 of the Form 1.7. in one file)

1)     UU – report ordinal number. The ordinal number of the document sent by the telecommunications Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

Form 2. The Operator’s report on the payments for the long-distance and international telecommunications of OAO Rostelecom in

2.1.  Service rendering, service payments, service arrears variation in                           , roubles, kopecks

		Service arrears by the			Services rendered during the reporting month
		beginning of the reporting month			Long-distance telecommunications			International telecommunications			Service payments for the reporting month
Period of		For the services liable to income tax at the rate of 18%		For the services liable to income tax	Services liable to income tax at the rate of 18%		Services liable to income tax	Services liable to income tax at the rate of 18%		Services liable to income tax	For the services liable to income tax at the rate of 18%		For the services
service		Total sum	Including VAT	at the rate of 0%	Total sum	Including VAT	at the rate of 0%	Total sum	Including VAT	at the rate of 0%	Total sum	Including VAT	liable to income tax at the rate of 0%
month	year
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Prepayment accounted for service payments in the reporting month			Service arrears adjustment			Debt write-off connected with inventory			Service arrears by the end of the reporting month
For the services liable to income tax at the rate of 18%		For the services liable to income tax	For the services liable to income tax at the rate of 18%		For the services liable to income tax	For the services liable to income tax at the rate of 18%		For the services liable to income tax	For the services liable to income tax at the rate of 18%		For the services liable to income tax
Total sum	Including VAT	at the rate of 0%	Total sum	Including VAT	at the rate of 0%	Total sum	Including VAT	at the rate of 0%	Total sum	Including VAT	at the rate of 0%
15	16	17	18	19	20	21	22	23	24	25	26

2.2 Service prepayment flow in                   month, roubles, kopecks

		Prepayment arrears by the beginning of the reporting month				Prepayment received in the reporting month				Prepayment accounted for service payments in the reporting month
Prepayment period		For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		For the services liable to income tax at the rate of 0%		Services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%
Month	Year	total	Including VAT	total	Including VAT	total	Including VAT	total	Including VAT	Total sum	Including VAT	Total sum	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Correction of prepayment arrears received in connection with inventory				Write-off of prepayment arrears received in connection with inventory				Prepayment arrears by the end of the reporting month
For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%		For the services liable to income tax at the rate of 18%		Services liable to income tax at the rate of 0%
total	Including VAT	Total sum	Including VAT	total	Including VAT	Total sum	Including VAT	total	Including VAT	Total sum	Including VAT
15	16	17	18	19	20	21	22	23	24	25	26

Note to completion of Forms 2.1.-2.2:

1.     Rostelecom offers the Operator the blank of the Forms 2.1-2.2 to be filled (in the Excel format). Attached to the Forms is the title-page. The form of the title-page for the Forms 2.1.-2.2:

(c)        OAO Rostelecom, Main Computer Center

Name of the company (organization department)
Document code
Company code		Code by OCIEA
Director of the company (organization department)		Code by OKONKh
Consolidated account indication (1 digit)	0	Code by OKATO
Code by OKPO (8 digits)		Code by OKOGU
Code by OKPO of the organization department (8 digits)		Code by OKOPF
Code of the subject of the Russian Federation		Code by OKFS
Select:
Code of the Form by OKUD (7 digits)		Code of the constituent entity of the Russian Federation OK
Type of report (from the list)	01
Code of the Form (2 digits)
Code of the subsystem (3 digits)
Financial year (4 digits)
Accountable month (from the list)

Performer:
Contact telephone:
Date of report composition:

Title-page filling check (TITUL)

Additional information:
Postal code: (6 digits)
Postal address:
Code of the operator: (4 digits)
Outgoing ABC zone

When completing the form lines please use the Notes (hints) to the boxes, picking up parameters from the list (boxes C13, C17), as well as the buttons designated “OK” and “TITUL”

2.     Forms 2.1 – 2.2 include consolidated data on the accrued and received income, the state of indebtedness and correction for all subsidiaries and ABC zones of the Operator.

3.     The reports are filled out in the context of the periods of service rendering: one line of the report corresponds to one service period, the information is provided about service payment arrears, service rendering etc. during the current reporting period.

4.     The columns “Correction of arrears...” and “Write-off of arrears...” are filled periodically and on the basis of the documents indicated in Appendix 9 hereto.

5.     The transferred files must be named in accordance with the following name structure:

XXXX ZZZZZZ FFF UU.xls,

where

•      XXXX- four-digit sign-digit operator number assigned by Rostelecom

•      ZZZZZZ – reporting period in the form YYYYMM

•      FFF – conventional number of the form of the Operator’s report. Can acquire the values: 321 (Appendix 3, Form 2.1), 322 (Appendix 3, Form 2.2)

•      UU – ordinal number of the report. The ordinal number of the document sent by the communication Operator to Rostelecom for the first time is always indicated 00. In case of detection of discrepancy between the Operator’s data and the data of Rostelecom on the data contained in the file or its faulty filling the Operator prepares a new amended version of the file and sends it to Rostelecom in accordance with the conditions of the agency agreement. Every new version of the file is formed by means of increasing the document ordinal number by 1.

Rostelecom:	Operator:

200	200
Seal here	Seal here

Appendix No. 4
to Agreement No.
dt.

Peculiarities of the Interaction of Rostelecom and the Operator
for the Provision of the Observance of the VAT Law

1. Drawing up of invoices and submittal of documentation on VAT

The Operator draws up invoices in the form approved by the Governmental Regulation of the Russian Federation No.914 of 02.12.2000, only for the services of Rostelecom rendered to legal entities and individual entrepreneurs without the establishment of a legal entity, as well as for the prepayment services of Rostelecom rendered to the mentioned categories of Users.

The lines of the invoices are filled as follows:

Number of invoice line	Order of filling out (what is indicated)
1	2
1

Invoice number. The number has the structure XXXXXXXX.AAAAAAAA-PTK (21 characters), where XXXXXXXX — a unique number — the company code assigned to the Operator (legal entity) by Rostelecom. AAAAAAAA — invoice ordinal number. The uniqueness of the number is secured by the Operator.

2	Company name (OAO Rostelecom)
2a	Legal address of the company (Delegatskaya str. Delegatskaya st. 5)
26	TIN 7707049388 / KPP of the direction of the company subsidiary, with which the Agreement is concluded
3	Dash
4	Dash
5

By invoicing (in a single copy) by the receipt of prepayment or by the rendering of the services at the expense of the earlier received prepayments – details of the payment-accounting document (payment order), otherwise — dash

6	Name of the client (parent organization)
6a	Legal address of the client (parent organization)
6b	TIN of the client / KPP of the organization department of the client organization

Column 1 of the invoice must contain the phrase “Long-distance telecommunications”, “International telecommunications” or “Long-distance and international telecommunications” the number and date of the agreement concluded between Rostelecom and the Users-legal entities, (if the like agreement was concluded by drawing up a single document) or the phrase Public offer of the OAO Rostelecom dt.                    (if the like agreement was concluded in any other way). The invoices for the services of Rostelecom rendered to the population, as well as for the prepayment for the services of Rostelecom received from the population are not drawn. For the registration in the account-book the Operator draws up (in a paper form) consolidated invoices: a) for the total cost of the Services of Rostelecom, rendered to the population during the reporting period; b) for the aggregate prepayments received from the individual user within the period under review on account of the rendering of the services by Rostelecom. In line 6 of such invoices the client name “Population” is indicated, and lines 6a and 6b are not filled. For the registration in the purchase book the Operator draws up a similar invoice for the sum of the prepayment received for the services of Rostelecom from the population, on account of which the services of Rostelecom were rendered in the reporting period.

To facilitate the signing of invoices for the Users for the services rendered by Rostelecom on behalf of Rostelecom, Rostelecom issues a power of attorney for the right of signing of invoices on behalf of Rostelecom to the Operator’s employees in accordance with the lists provided by the latter.

The Operator draws up reports in respect of the services of Rostelecom, the reports for the formation of sales and purchase logs by Rostelecom. The reports for the formation of sales and purchase logs are drawn up in accordance with the Regulations of keeping log books of the received and composed invoices, sales and purchase logs by the adjustment of VAT, approved by the Governmental Regulation of the Russian Federation No.914 of 02.12.2000, taking into consideration the specified details.

The Report for the formation of the sales log is drawn up in accordance with Form 1.

In the Report for the formation of the sales log the Operator registers the invoices for the services of Rostelecom, rendered to the Users during the reporting period, as well as the invoices for the prepayment received from the Users during the reporting period on account of the rendering of the services of Rostelecom. Besides, the Operator registers in the Report for the formation of the sales log the consolidated invoice for the cost of the services of Rostelecom, rendered to the population during the reporting period and the sum of the prepayment received from the Users during the reporting period on account of the rendering of the services of Rostelecom (see above). By the registration of such invoices in column 2 the client name “Population” is indicated, and columns 3, 3a, 3b of the Report are not filled. As regards the cost of the services of Rostelecom and the sum of the prepayment on account of the rendering of the services of Rostelecom, that were included into the consolidated invoices registered in the Report for the formation of the sales log, the Operator draws up a Register according to Form 2 (at that, the sums included into the Register are assigned the numeration of the corresponding invoices).

The Report for the formation of the purchase log is drawn up in accordance with Form 3.

In the Report for the formation of the purchase log the Operator registers the invoices for the prepayment for the services of Rostelecom, on account of which the services of Rostelecom were rendered during the reporting period. Besides, the Operator registers in the Report for the formation of the purchase log the consolidated invoice for the prepayment for the services of Rostelecom received from the population, on account of which the services of Rostelecom were rendered during the reporting period (see above). By the registration of such invoices in column 5 of the Report the seller name “Population” is indicated, and columns 3-4, 5a, 5b, 6 of the Report are not filled. As regards the prepayments included into the consolidated invoice registered in the Report for the formation of the purchase log, the Operator draws up a Register according to Form 4.

Every month, the Operator must present to Rostelecom the following documents:

•      The Report for the formation of the sales log for the month under review (according to Form 1). The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form (in the format DBF DBASE IV);

•      The Report for the formation of the purchase log for the reporting month (according to Form 3). The Report is presented in paper form (paper-bound, signed by the Director and Chief Accountant of the Operator) and in the electronic form (in the format DBF DBASE IV);

•      The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices registered in the Reports for the formation of the sales and purchase logs in the reporting month (according to Forms 2 and 4). The Registers are presented in the electronic form (in the format DBF DBASE IV).

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The Reports for the formation of the sales and purchase logs are presented no later than the 18th day of the month following the reporting month (bound – by courier). The Registers of the Services of Rostelecom and the prepayments included into the consolidated invoices are presented no later than the 20th day of the third month following the reporting month.

2.             The order of the application to the rendering of the services of the 0% VAT rate and the presentation of the documentation proving the validity of the application of the 0% VAT rate

In accordance with paragraph 7 entry 1 of article 164 of the Tax Code of the Russian Federation the 0% VAT rate is applied by the rendering of the services of Rostelecom for the official use by the international diplomatic and equated to them representatives or for personal use by the diplomatic or administrative and technical personnel of these representative offices, including the resident family members, provided the law of the corresponding foreign country establishes the similar order in relation to the diplomatic and equated to them representative offices of the Russian Federation and their employees or if the similar form is indicated in the international agreement of the Russian Federation.

At the time of the conclusion of the present agreement the list of the countries in relation to the diplomatic representative offices and employees of which the 0% VAT rate is applied, is established by the Letter of Ministry of Taxation and Charges of the Russian Federation No.P-6-23/382 of 01.04.2003 (with amendments). If after the conclusion of the present Agreement the Letter of MTC of the Russian Federation No.P-6-23/382 of 01.04.2003 is cancelled, in order to determine the list of the countries in relation to the diplomatic representatives and employees of which the 0% VAT rate should be applied, other duly approved and valid documents establishing the indicated list should be used. The possibility of the application of the 0% VAT rate to the foreign diplomatic representative office is determined in accordance with the list valid at the day of the rendering of the services of Rostelecom.

The 0% VAT rate is applied only in relation to the services rendered to the diplomatic and equated to them representatives by the subscriber numbers indicated in the agreement on the rendering of the long-distance and international telecommunications between Rostelecom (concluded by the Operator on behalf of Rostelecom) and the diplomatic representative office.

The 0% VAT rate is applied exceptionally on the condition of the presentation by the diplomatic and equated to them representative office to the Operator of an official letter of the representative (signed by the head of representative office or the substitute, sealed by the stamp of the representative office in question), confirming that the services of Rostelecom are intended for the official use by the representative offices or their employees.

The letter must contain the following phrase: “This is to confirm that the long-distance and international telecommunications rendered by OAO Rostelecom (Delegatskaya st. 5, 127091, Moscow) according to the public agreement No.             dt.                                    by the list of subscriber numbers given below are intended for the official use by the representative office”. The letter must contain the list of the subscriber numbers by which the services of Rostelecom are rendered, in relation to which the 0% VAT rate is applied, in the format:   (code ABC, DEF) (subscriber number).

The Operator is obliged to provide the storing of the original of the indicated letters during the period of three years starting from the date of the end of the year in which the services of Rostelecom were rendered, and the presentation of these originals to Rostelecom in case of necessity.

In the case of the application of the 0% VAT rate the Operator must draw up the invoice for the diplomatic and equated to them representative office, indicating the fact of the rendering of the services of Rostelecom with the application of the 0%, VAT rate, with the mark “for diplomatic use”.

By non-performance of the application of the aforementioned conditions the Operator should apply to the rendering of the services of Rostelecom to the diplomatic and equated to them representative office of the 18% VAT rate.

In accordance with the Regulations of the application of the zero VAT rate by the selling of goods (works, services) for the official use by the foreign diplomatic and equated to them representative offices or for personal use by the diplomatic or administrative and technical employees of these representative offices, including the resident family members, established by the Governmental Regulation of the Russian Federation No.1033 of 30.12.2000, in order to prove the validity of the application of the 0% VAT rate in relation to the services of Rostelecom, rendered to the diplomatic and equated to them representative offices during the reporting period, the Operator must present to Rostelecom:

•      The Register of the Services by the rendering of which the 0% VAT rate was applied (hereinafter – Register), according to Form 5;

The Register is presented in paper form, signed by the Director and Chief Accountant of the Operator, as well as in the electronic form (format DBF DBASE IV).

•      The copies of the letters of the diplomatic and equated to them representative offices listed in the Register, drawn up as indicated above and confirming that the Services of Rostelecom are intended for the official use by the representative office or their employees;

•      The copies of the invoices indicated in the Register, in which it must be indicated that the Services of Rostelecom were rendered with the application of the 0% VAT rate, with the mark “for diplomatic use”;

•      The copies of the agreements with the diplomatic and equated to them representative offices listed in the Register, concluded by the Operator on behalf of Rostelecom for the rendering of the Rostelecom Services.

All the indicated documents are drawn up and presented covering the activity of the Operator as a whole.

The indicated documents are presented by the Operator no later than the 14th day of the month following the reporting month (faxed as hard copy).

Appendices

Form 1. The Report for formation of the sales log

Form 2. Register of the Services of Rostelecom and the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoices, registered in the sales log.

Form 3. The Report for the formation of the purchase log

Form 4. Register of the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoice, registered in the purchase log.

Form 5. Register of the services which were rendered at 0% VAT rate.

For Rostelecom:	For Operator:

/ /	/ /

« » 200	« » 200
Seal here	Seal here

Form 1

The Report for the formation of the sales log

	Unique identifier of	Details of the seller’s invoice					Date of payment of the seller’s invoice (by receipt of prepayment or by rendering of services on account of the earlier
Form number	the recipient of the bill	Number	Date (DD.MM.YY YY)	Name of the Buyer	TIN of the Buyer	KPP of the Buyer	received prepayments) (DD.MM.YYYY)	Sales total, including VAT
		1a	1b	2	3	3a	3b	4
		X	X
Total
					X	X	X
		***	***	***	***	***	***	***
		***	***	***	***	***	***	***

Including
Sales liable to taxation at the rate of							Purchases exempt from taxation (roubles, kopecks)
18 per cent (5)		10 per cent (6)		0 per cent (roubles, kopecks)	20 per cent (8)
Cost of sales without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)	Cost of sales without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)		Cost of sales without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)
5a	5b	6a*	6b*	7	8a*	8b*	9*
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

Invoice indication (prepayment invoice-01/ service payment invoice-02)	Indication of services liable to taxation at the rate of 0% VAT (1)	Number of the payment- accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).	Legal address of the client (parent organization)
10**	11***	12	13
X	X	X	X
***	***	***	***
***	***	***	***

* - the columns are not filled.

** - the indication 01 is used only for the registration in the sales log of the invoices for the prepayments received on account of the rendering of the services. By the registration of the invoices for the services, the payment for which was performed as prepayment, the indication 02 is used.

*** - the indication is used for the registration in the sales log of both the invoices for the services liable to taxation at the 0% VAT rate, and the invoices for the prepayments received on account of the rendering of the services liable to taxation at the 0% VAT rate.

Director	(Full name)
Chief accountant	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form	N (2)	Form number. Acquires the value of 41
2.	Period_d	C (7)	Reporting Period (MM.YYYY)
3.	Subscrb_ID	C(15)

The unique identifier of the recipient of the bill. The identifier is formed by the Operator on the basis of the unique information in ACP (for instance, branch number, identifier of user, personal account number). The identifier must coincide with the identifier used by the transfer to the OAO Rostelecom of the user data, be unique within the borders of the whole company of the Operator, and must remain unchanged during the whole financial history of the user.

4.	Sel_f_num	C (21)	Details of the seller’s invoice Number
5.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
6.	Cust_name	C (180)	Client name
7.	Cust_inn	N (12)	TIN of the client
8.	Cust_kpp	N (9)	KPP of the client
9.	Pr_brutto	N (13.2)	Sales total, including VAT
10.	Pr_net_18	N (13.2)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
11.	Nds_18	N (13.2)	VAT amount (roubles, kopecks) liable to taxation at the rate of 18% (5) of the sales
12.	Pr_net_10	N (13.2)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
13.	Nds_10	N (13.2)	VAT amount (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
14.	Pr_net_0	N (13.2)	Tax-free sales
15.	Pr_net_20	N (13.2)	Sales total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
16.	Nds_20	N (13.2)	VAT amount (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
17.	No_nds	N (13.2)	Sales exempt from taxation (roubles, kopecks)
18.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
19.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT (1)
20.	Cust_adr	C(200)	Legal address of the client (parent organization)
21.	Cust_Pay_d	D	Date of liquidation of seller’s invoice
22.	Cust_Pay_n	C(21)	Number of the payment-accounting document — payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment).

Form 2

Register of the Services of Rostelecom and the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoices, registered in the sales log for

Form number	Ref. No.	Unique identifier of the recipient of the bill	Name of User	Address of individual	TIN of the client- individual	Invoice number	Cost of services (including VAT, roubles, kopecks)	Amount of VAT in service cost (roubles, kopecks)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
	1		2	3	4	5	6	7	8*	*
	X		Total	X	X	X
	**		***	***	***	***	***	***	***
	**		***	***	***	***	***	***	***

Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services on account of the earlier received prepayments)
Number	Date (DD.MM.YYYY)
9	10
X	X
***	***
***	***

•       the indication 01 is used only for the prepayments received on account of the rendering of the services. By the registration of the invoices for the services, the payment for which was performed as prepayment, the designation 02 is used.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form	N (2)	Form number. Acquires the value of 42
2.	Period_d	C (7)	Reporting Period (MM.YYYY)
3.	Seq_n	N (7)	Sequence number
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	C (80)	Name of User
6.	Cust_adr1	C(200)	Address of individual
7.	Cust_inn	N (12)	TIN of the client
8.	Sel_f_num	C (21)	Invoice number
9.	Pr_brutto	N (13.2)	Cost of services (including VAT, roubles, kopecks)
10.	Nds	N (13.2)	Amount of VAT in service cost (roubles, kopecks)
11.	Pay_priz	N (2)	Invoice indication (prepayment invoice-01/ service payment invoice-02)
12.	Cust_Pay_n	C (21)	Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Number
13.	Cust_Pay_d	D	Details of the payment-accounting document – payment order (by receipt of prepayment or by rendering of services at the expense of the earlier received prepayment). Date (DD.MM.YYYY)

Form 3

The Report for the formation of the purchase log

Form number	No.	Unique identifier ofthe recipient of the bill	Details of the seller’s invoice		Date of liquidation	Date of registration of				Country of origin of the goods. CUSTOMS DECLARATION number	Purchase total, including
			Number	Date (DD.MM. YYYY)	of seller’s invoice (DD.MM.YYYY)	goods (works, services (DD.MM.YYYY)	seller’s name	TIN of the seller	KPP of the seller		VAT (roubles, kopecks)
	1		2a	26	3**	4***	5	5a****	5b****	6*	7
X
Total
				X	X	X	X	X	X	X
***
***
				***	***	***	***	***	***	***	***
	***		***	***	***	***	***	***	***	***	***

Including
purchases liable to taxation at the rate of
18 per cent (8)		10 per cent (9)			20 per cent* (11)
Cost of purchases without VAT (roubles kopecks)	VAT amount (roubles, kopecks)	Cost of purchases without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)	0 per cent (roubles, kopecks)	Cost of purchases without VAT (roubles, kopecks)	VAT amount (roubles, kopecks)	Purchases exempt from taxation (roubles, kopecks)	Indication of services liable to taxation at the rate of 0% VAT
8a	8b	9a*	9b*	10*	11a*	11b*	12*	13*****
							X	X
***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***

Director	(Full name)
Chief accountant	(Full name)

* - the columns are not filled.

** - the date of prepayment receipt.

*** - the last date of the service month.

**** - User’s details.

***** - Filled in connection to the advance payments for services with 0% VAT rate.

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form	N (2)	Form number. Acquires the value of 43
2.	Period_d	C (7)	Reporting Period (MM.YYYY)
3.	Seq_n	N (7)	Sequence number
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	Sel_f_num	C (21)	Details of the seller’s invoice Number
6.	Sel_f_date	D	Details of the seller’s invoice Date (DD.MM.YYYY)
7.	Cast_Pay_d	D	Date of liquidation of the seller’s invoice (DD.MM.YYYY)
8.	Accept_dat	D	Date of registration of the receipt of goods (works, services) (DD.MM.YYYY)
9.	Sel_name	C (120)	Name of the seller

Field name	Name	Type, size	Description
10.	Sel_inn	N (12)	TIN of the seller
11.	Sel_kpp	N (9)	KPP of the seller
12.	Customs Declaration_num	C (50)	Country of origin of the goods. Cargo Customs Declaration number
13.	Pr_brutto	N (13.2)	Purchase total, including VAT (roubles, kopecks)
14.	Pr_net_18	N (13.2)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 18% (8)
15.	Nds_18	N (13.2)	VAT amount (roubles, kopecks) liable to taxation at the rate of 18% (8)
16.	Pr_net_10	N (13.2)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
17.	Nds_10	N (13.2)	VAT amount (roubles, kopecks) liable to taxation at the rate of 10% (5) of the sales
18.	Pr_net_0	N (13.2)	Tax free purchases
19.	Pr_net_20	N (13.2)	Purchase total, excluding VAT (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
20.	Nds_20	N (13.2)	VAT amount (roubles, kopecks) liable to taxation at the rate of 20% * (8) of the sales
21.	No_nds	N (13.2)	Purchases exempt from taxation (roubles, kopecks)
22.	Nds_priz	N (1)	Indication of services liable to taxation at the rate of 0% VAT (1)

Form 4

Register of the prepayments on account of the rendering of the Services of Rostelecom, included into the consolidated invoice, registered in the purchase log for

Form number	Ref. No.	Unique identifier of the recipient of the bill	Name of User	Invoice number	Cost of services (including VAT, roubles, kopecks)	Amount of VAT in service cost (roubles, opecks)
	1		2*	3*	4	5
X
Total
X
	***		***	***	***	***
	***		***	***	***	***

Details of the payment order
Number	Date (DD.MM.YYYY)
6	7
X	X
***	***
***	***

* - invoice number assigned upon receipt of the prepayment

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form	N (2)	Form number. Acquires the value of 44
2.	Period_d	C (7)	Reporting Period (MM.YYYY)
3.	Seq_n	N (7)	Sequence number
4.	Subscrb_ID	C(15)	The unique identifier of the recipient of the bill.
5.	User_fio	C (80)	Name of User
6.	Sel_f_num	C (21)	Invoice number
7.	Pr_brutto	N (13.2)	Cost of services (including VAT, roubles, kopecks)
8.	NDC	N (13.2)	Amount of VAT in service cost (roubles, kopecks)
9.	Cast_Pay n	C(25)	Details of the payment order Number
10.	Cust_Pay_d_d	D	Details of the payment order Date (DD.MM.YYYY)

Form 5

Register of the Services which were rendered at 0% VAT for

Details of the invoice
Form number	Ref. No.	Name of representative offices	Cost of services	Number	Date
	1	2	3	4	5
	X	Total		X	X
	***	***	***	***	***
	***	***	***	***	***

Details of the letter of confirmation		Details of the agreement with the User
Number	Date	Number	Date
6	7	8	9
X	X	X	X
***	***	***	***
***	***	***	***

Chief accountant	(Full name)
Director	(Full name)

The description of the fields for the DBF file

Field name	Name	Type, size	Description
1.	Form	N (2)	Form number. Acquires the value of 45
2.	Seq_n	N (7)	Sequence number
3.	Prs_n	C (50)	Name of representative offices
4.	Embassy_n	N (13.2)	Cost of services
5.	Srv_period	C(21)	Details of the invoice Number
6.	Sel_f_num	D	Details of the invoice Date
7.	Sel_f_date	C(15)	Details of the letter of confirmation Number
8.	Lettr_num	D	Details of the letter of confirmation Date
9.	Pay_doc_d	C (25)	Details of the agreement with the users Number
10.	Contract_n	D	Details of the agreement with the users Date

Appendix No. 5
to Agreement No.
dt.                               200

Acceptance Act for Services Rendered

 Under Contract No.                   dt.

for                              month

This Act is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                                                  authorized to act by Power of attorney No.                                               dt.                      on the one part, and                                                                 , hereinafter referred to as “Operator” represented by                                                                  ,                                        authorized to act by                                                                               , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Operator to Rostelecom:

Ref. No.	Service Description	Basis for the calculation of the service cost
		Title	Value
1	2	3	4
1	Services according to Appendix 2
Total

Service Tariff, roubles/pcs	Service Cost inc. VAT, roubles	Including VAT, roubles
5	6	7
Total

The rendered services cost aggregated                  , including VAT               .

The services were presented properly and according to Agreement terms.

For Rostelecom:	For Operator:

/ /	/ /

« » 200	« » 200
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Appendix No. 6
to Agreement No.
dated “      ”                               2005

List of Reporting Forms

1. Operator provides the information for forming the OAO Rostelecom reports based on the next forms of state statistics reporting:

1. F 88 Outgoing payable exchange data - presented monthly

2. F 4 Data of exchange over the telecommunication networks - presented once in a quarter

3. F 12 Data of incomes of communication companies - presented monthly

4. F 65 Data of incomes from telecommunications - presented once in a quarter

The order of data presentation to the Rostelecom Main Computer Center

Information regarding statistical reporting is transmitted to the Rostelecom Main Computer Center as a universal pattern.

While working out the title list of the sample, it is necessary to put the unique number of the entity, registered by the Main Computer Center for the data that have to be registered in the statistic accounts forms of OAO Rostelecom.

The terms of providing forms to the Main Computer Center:

Form No.	Terms of data presentation to the Main Computer Center by the Operator
12	7
4	7
88	5
65	27

The day of a month, following the reporting period is shown.

Example of the filling the sample.

Name of firm (business unit)	The Moscow branch of OJSC CenterTelecom
Document code	1	OKDP	5420030
Firm code	51500x	OKONKh	52300
Head of firm (business unit)	Parfenov A.I.	OKATO	50401372000
		OKOGU	49008
OKPO ( 8 characters )	04856347	OKOPF	90
Business unit code	0	OKFS	34

Comment: enterprise code _ -  51500x (given by the Rostelecom Main Computer Center)

2. The accounting documents within the framework of the Information Collection and Checking System (ICCS), submitted to Svyazinvest:

1. “Accounts receivable for the Telecommunication Services rendered to the institutions and organizations subsidized from the Federal budget”

The report “Accounts receivable for the Telecommunication Services rendered to the institutions and organizations subsidized from the Federal budget” is submitted to the analysis department of the Commercial Direction of OAO Rostelecom before the 15th day of the month following the reporting month in the form established by the OAO Svyazinvest. The data must be submitted in the written and electronic form to the following addresses: Fax: 973-99-38, e-mail: Shuwaewa @rt.ru

Contact Tel.: 973-99-68

2. “The analysis of the state of the accounts receivable”

For Rostelecom:	For Operator:

/ /	/ /

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Appendix No. 7

to Agreement No.

dated “    ”                      2005

PARTIES MUTUAL SETTLEMENT PROCEDURE

1. The monetary obligations of the Operator to Rostelecom (para. 4.1.1 of the Agreement).

1.1. No later than the 25th day of the Billing period the Operator must transfer to Rostelecom one hundred per cent (100%) of the Earned income for the month previous to the Billing period for the Telecommunication Services rendered within all periods previous to the Billing period, in accordance with the Operator’s Report.

1.2. Irrespective of any provision of para. 1.1 of this Appendix 7 contrary to the understated, before the 25th day of the Billing period the Operator shall effect payment to Rostelecom, irrespective of the amount of payment received in the month previous to the Billing period, no less than the Minimal payment in the amount of 50 % of the Accrued income for the Services rendered during the month previous to the Billing period (para. 4.1.1 of the Agreement).

1.3. Rostelecom presents to the Operator the invoice for the payment of the Income earned, for the amount determined with the consideration of paras 1.1. and 1.2. hereof, before the 20th day of the Billing period.

2. The monetary obligations of Rostelecom to the Operator (para. 4.1.2. of the Agreement).

2.1. Rostelecom is obliged to pay to the Operator the consideration for the services rendered by the Operator to Rostelecom in accordance with para. 2.2 and the remuneration for the fulfillment by the Operator of the commission specified in para. 2.1. of Section 2 of this Agreement, within the terms and in the amount stated below. The total sum of the monetary obligations of Rostelecom for the services rendered to Rostelecom by the Operator in accordance with para. 2.2 and the remuneration for the commission performed by the Operator, specified in para. 2.1. of Section 2 of the Agreement, in every corresponding period is calculated on the basis of the Acceptance Acts signed by the Parties for the corresponding periods.

2.2. Within the term before the 25th day of the Billing period Rostelecom is obliged to transfer to the Operator the payment in the amount Y, which equals the sum of the payments not transferred by Rostelecom by the above indicated date of payment for the services under the Agreement rendered Rostelecom by the Operator during all the periods preceding the corresponding Billing period, the cost of which has been estimated in accordance with Appendix 2 to the Agreement. At that, the maximum amount of payment Y, due to transfer in every Billing period equals M, the value calculated for every Billing period by the following formula:

M = Aearned – Amin. where

M – is the maximum value of payment Y due to payment to the Operator by Rostelecom in the corresponding Billing period.

A earned - is the Income earned in the month previous to the Billing period, in accordance with the Operator’s Report, for the Telecommunication Services rendered by Rostelecom to the Users during all periods previous to the Billing period.

A min.– the amount of the minimum payment, in accordance with para. 1.2. hereof.

The calculated payment Y is offset for the Operator against the payment for Rostelecom under this Agreement for all periods of its validity, in the part in which these services are not paid for by the moment of the calculation of the payment. The Parties agree that in the first place the payment is offset against the payment for the services rendered during the earlier periods.

2.3. Rostelecom makes the payments to the Operator, in accordance with para. 2.2. hereof, until the amount of all payments made by Rostelecom in accordance with this para. 2 equals the total cost of the services rendered by the Operator to Rostelecom under this Agreement.

2.4. The Operator presents to Rostelecom the invoices for the payments specified in para. 2.2. hereof, for the sums calculated in accordance with the mentioned paragraph, before the 20th day of the month in which the corresponding payment is due to be performed.

2.     In order to terminate (full or partial) the obligations indicated in paras 1 and 2 hereof, as well as the obligations of Rostelecom to the Operator arising from the Contract on connection of telecommunications networks No.                            as amended by the Agreement dated                            (hereinafter – “Contract on of connection”), the Parties agree upon monthly offsetting of counter-claims by means of signing Offset Acts on the dates when such obligations must be fulfilled in accordance with this Agreement and the Contract on connection.

For Rostelecom:	For Operator:

/ /	/ /

« » 200	« » 200
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Appendix No. 8

to Agreement No.

dt.

Procedure for Checking Operator for the Correct Performance of the Agreement Term

1.

This Appendix defines the list of activities necessary to be taken by the Parties (Rostelecom and the Operator) to control the completeness and correctness of the bills drawn up to the Users for the Telecommunication Services rendered on behalf of Rostelecom.

2.	This Appendix defines the methods of controlling the data about the Long-Distance and international Traffic and the correctness of the drawing up the bills to the Users.
3.	The control can be initiated for the Reporting Period within the validity of the current Agreement providing of observing the statute of limitation, prescribed by the law of the Russian Federation.
4.	The reasons for the beginning of implementation the control measures are:
•	discrepancies of the total cost parameters of the Rostelecom and Operator reports, exceeding 3% relatively to the indices of the Rostelecom,
•	complaints from the Users.
•	Worsening of the financial result for OAO Rostelecom.
5.	The following actions can be performed in the control:
•	Control of billing and account data;
•	Detailed reconciliation
•	comprehensive technical study;
•	the checking of the fidelity of VAT rates adaptation;
•	the checking of the fidelity of adaptation the tariffs for telecommunications provided by Rostelecom upon the issue of the bills;
•	Clarification of the reasons of origin (increasing/decreasing) notes Receivables due from Users and so on.
6.	Control of billing and account data
6.1.	The reason for control of the billing and accounts data is the discrepancy of cost parameters of the Operator’s Report and data available to Rostelecom.
6.2.

Rostelecom forms and direct to the Operator a comparative analysis of the Operators Reports (tables 1.1-1.6 Appendix 2 hereto) and Rostelecom data table 1 format (Excel format) of this Appendix, marking out directions (no more than 5), on which the discrepancies are the largest.

6.3.	The Operator within 3 working days conducts a counter analysis of the Report according to the form of Table 1 of this Appendix for observing the tariffication conditions while billing:
•	minimum non-tariff limit of the calls,
•	type of the traffic round-off,
•	Tariffs applied,
6.4.

If one of the Parties discovers a mistake at this stage and its correction results in the elimination of the discrepancies, the Parties approve the date of the mistake correction and the date of rebilling and the necessity for the correction of the bills drawn up for the Users.

6.5.	If the mistake was not found or its correction didn’t remove the discrepancies, then the Parties fix such discrepancies in Reconciliation Report.
7.	Detailed reconciliation
7.1.	The ground for the detailed reconciliation are discrepancies fixed in the Reconciliation Report on the stage of reconciliation of billing and discrepancy accounts.

7.2.	The Parties adjust with the operation factors of the detailed reconciliation:

•	time factors (month, week, day, hour and so on),
•	ancillary parameters (switchboards, trunks, numbering capacity),
•	aspect of the detailed reconciliation,
•	size of the detailed reconciliation,
•	data exchange type.
7.3.

The format sample for accordance of measured service data for a detailed revise, indicated in Table 2 of the Appendix, can be changed depending on technical abilities of the Parties. Detailed reconciliation is conducted under the agreement of the Parties using the resources of Rostelecom and/or Operator. The results of the reconciliation, performed by Rostelecom, send to the address of Operator not later than after 7 working days from matching of the operation factors, indicated in para. 7.2 of the Appendix.

7.4.

The parties conduct analysis of the results of the detailed reconciliation. If one of the Parties discovers a mistake on this stage and its correction results in the elimination of the discrepancies, the Parties approve the date of the mistake correction and the date of rebilling and the necessity for the correction of the bills drawn up for the Users.

7.5.

If the mistake was not found or it’s correction didn’t remove the discrepancies, then the Parties fix such discrepancies in revise statement not later than 3 working days after results of the detailed revision will be ready. The Parties will co-ordinate the next steps:

•	Another addition, ancillary parameters of the revise are selected (repeated execution of the stage of the detailed reconciliation),
•	comprehensive technical study should be performed.
8.	Comprehensive technical study.
8.1.	The reason for the realization of the comprehensive technical study is coordinated on the previous stages statements and the absence of the ascertained reasons for discrepancies.
8.2.	In the context of the comprehensive technical study it can be realized by the associated Parties:
•	verification of capacity for work of communication channels;
•	verification of the recording completeness of the tariff files;
•	verification of recording conditions of the tariff files;
•	registration of the probing calls;
•	verification of the routing Regulations;
•	verification of the software, used in the system of collection and processing of tariff information and so on;
•	using indirect methods of research.
8.3.

After getting the results the report is developed and agreed by the Parties, the used methods, conclusions, recommendations for eliminating the reasons, caused the discrepancies, the terms of removal such reasons are indicated inside this report. According to the conclusions of the comprehensive technical study report, the decision is taken about the date of re-calculation and necessity of adjustment of the bills, presented to the Users.

Table 1. Dedicated reconciliation form

	Tariff		Direction	Rostelecom data			Operator data			Discrepancies
User category	category	Direction	code	min	tariff	Total	min	tariff	Total	min	%(roubles)

Table 2. Format of call service data

Data should be presented in electronic file using format dbf or xls

Tel_A*	Tel_B*	Mn_I*	Mn_O*	Date*	Time*	D_sec*

* fill-in spaces are marked

1.               Field Tel_A*: Number of the subscriber A phone

2.               Field Tel_B*: Number of the subscriber B phone

3.               Field Mn_I*: Mnemonics of incoming group of channels

4.               Field Mn_O*: Mnemonics of outgoing group of channels

5.               Field Date*: Date of the call beginning (DDMMYY)

6.               Field Time*: Time of the call beginning (HHMMSS)

7.               Field D_sec*: Call duration (in seconds)

For Rostelecom:	For Operator:

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« » 200	« » 200
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Appendix No. 9

to Agreement No.

dt.

REGULATIONS

for Handling of Receivables and Payables and Order of Receivables and Payables Write-Off

1. Terms and Definitions

1.1. Receivables due from Users – receivables from legal entities and individuals related to payments for long-distance and international telecommunications rendered to the latter by Rostelecom and booked on the Operator’s balance.

1.2. Overdue Receivables – Receivables due from Users not settled during the term specified in the agreement (invoice). The Overdue Receivables fall into Receivables Real for Collection, Bad Receivables.

1.3. Receivables Real for Collection – Overdue Receivables in relation to which there exist grounds for considering it to be voluntary paid within reasonable time, or enforced by action.

1.4. Bad Receivables – Overdue Receivables, collection of which is impossible.

1.5. Qualified Bad Receivables – Overdue Receivables collection of which is impossible due to the following reasons:

•                  the limitation period for claims related to collection of indebtedness in accordance with current law has elapsed;

•                  liability to pay the indebtedness has been terminated due to liquidation of a legal entity (article 419 CC RF) or death of an individual (article 418 CC RF);

•                  the debtor, if a legal entity, has been declared bankrupt or bankruptcy proceedings in relation to them have been finished;

•                  enforcement proceedings in relation to indebtedness is impossible due to expiration of term for directing of a court order for execution.

1.7. Payables due Users – indebtedness of Rostelecom to individuals in the amount of funds received on account of oncoming long-distance and international telecommunications to be rendered by Rostelecom. Payables due Users are reflected in the books of Rostelecom and the Operator.

1.8. Uncalled Payables due Users – Payables due Users, reclamation of which is impossible by users due to the following reasons:

•                  the limitation period in relation to indebtedness has elapsed;

•                  the creditor has withdrawn due to liquidation (legal entity) or death (individual).

2. General provisions

2.1. These Regulations determine procedure of handling by the Operator of Receivables due from Users emerged in relation to rendering by Rostelecom to the latter of long-distance and international telecommunications.

2.2. In part of issues not regulated by the present Regulations the Operator establishes their own internal procedure for handling Receivables which does not contradict the Agreement.

3. Reconciliation of Indebtedness

3.1. Reconciliation of Receivables due from Users and Payables due Users as per data of Rostelecom and the Operator is conducted on the basis of Operator’s Report information (form 2 of Appendix 3 to the Agreement). Approval of Operator’s Report by Rostelecom simultaneously implies approval of the Operator’s data on amount of Receivables due from Users and Payables due Users.

4. Adjustment of Indebtedness

4.1. In case of errors that have caused misstatement of amount of Receivables due from Users and Payables due Users are detected, the indebtedness can be adjusted in accordance with the procedure outlined in the present article.

4.2. In accordance with the present article, it is required to conduct adjustment of misstatements of Receivables due from Users and Payables due Users, which have emerged in the result of:

•                  errors of the Operator during classification of monetary funds received from users;

•                  errors during accrual of indebtedness for Rostelecom long-distance and international telecommunications (excluding cases of illegal and unauthorized connection to the Operator’s communication network).

4.3 The correction of the indebtedness can be performed on a monthly basis, from January 01 to September 30 of each year.

4.4. For adjustment of indebtedness the Operator draws up and submits to Rostelecom the following documents:

•                  List of adjustments of Receivables due from Users and Payables due Users as per Form 1 of the Regulations;

•                  Copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users (acts of settlements reconciliation, invoices, payment documents, claims, judicial decisions, etc.);

•                  Register of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users as per Form 2 of the present Regulations.

The documents are submitted by the Operator along with Operator’s Report (Appendix No. 3 to the Agreement) for April and June of each year on paper and electronically (Excel format, excluding copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users).

4.5. Rostelecom studies the documents submitted by the Operator and, provided comments are absent, approves them within 45 days from the date of submitting. The approval implies a respective endorsement on List of adjustments of Receivables due from Users and Payables due Users.

During 5 days from the approval of documents Rostelecom forwards to the Operator the approved copy of List of adjustments of Receivables due from Users and Payables due Users.

In case comments on the documents submitted by the Operator are present, Rostelecom notifies the Operator in writing not later than 45 days from the date of presentation of documents. During 30 days from the moment of receipt of such notification the Operator must remove the revealed comments and submit to Rostelecom documents, which have been commented on by Rostelecom, anew.

4.6. On the basis of List of adjustments of Receivables due from Users and Payables due Users approved by Rostelecom, the Parties introduce adjustments into accounting records during the month in which Rostelecom approved the List. During the same month adjustments of indebtedness are included into forms 2.1 and 2.2 of the Operator’s Report (Appendix No.3 to the Agreement).

4.7. Where debt corrections are connected with corrections of Previous Incomes, the amount of these corrections is to be taken by the parties into account during the correction period.

5. Inventory of Indebtedness

5.1. Annually, as of September 30 of each year, the Operator carries out inventory of Receivables due from Users and Payables due Users. The inventory is taken in accordance with inventory normative documents in force for the moment of its taking. For the moment of signing of the Contract, Guidelines on inventory of property and financial liabilities, approved by Order of RF MF No.49 dated 13.06.1995, serve as such document.

5.2. As per results of inventory the Operator draws up:

•                  Inventory Deed as per Form 3 of the Regulations;

•                  Appendices to Inventory Deed as per Form 4 of the Regulations;

•                  List of adjustments of Receivables due from Users and Payables due Users as per Form 1 of the Regulations;

•                  copies of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users (acts of settlements reconciliation, invoices, payment documents, claims);

•                  Register of documents confirming necessity of adjustment of Receivables due from Users and Payables due Users as per Form 2 of the present Regulations.

Documents are submitted by the Operator on paper (excluding Appendices to Inventory Deed) and electronically (Excel format, except document copies confirming the necessity of adjustment of Receivables due from Users and Payables due Users) not later than January 31 of the year which follows the year the inventory is taken as of September 30.

5.3. Rostelecom examines the documents submitted by the Operator and, in case comments are absent, approves them within 45 days from the moment of their presentation.

Approval of the said documents by Rostelecom implies:

•                  approval by Rostelecom of inventory results;

•                  approval by Rostelecom of adjustments of Receivables due from Users and Payables due Users, proposed by the Operator in relation to revelation of errors and misstatements.

During 5 days from the date of approval of documents, Rostelecom forwards to the Operator:

•                  notification on approval of inventory results and adjustments of Receivables due from Users and Payables due Users in an optional form. The said notification, among other things, must contain information on the period (month) during which adjustments are made in the accounting records of Rostelecom and the Operator;

•                  approved copy of Inventory Deed;

•                  approved copy of List of adjustments of Receivables due from Users and Payables due Users.

In case comments on the documents submitted by the Operator are present, Rostelecom notifies the Operator in writing not later than 45 days from the date of presentation of documents. During 30 days from the moment of receipt of such notification the Operator must remove the revealed comments and submit to Rostelecom documents, which have been commented on by Rostelecom, anew.

5.4. On the basis of Inventory Deed and List of adjustments of Receivables due from Users and Payables due Users approved by Rostelecom, the Parties introduce adjustments into accounting records during the month indicated in Rostelecom notification on approval of inventory results and adjustments of Receivables due from Users and Payables due Users. During the same month adjustments of indebtedness are included into forms 2.1 and 2.2 of the Operator’s Report (Appendix No.3 to the Agreement).

5.5. If adjustments of indebtedness are related to adjustments of Received Profit for previous periods, the amount of the adjustments is considered in the course of settlement by the Parties during the period adjustments are introduced.

6. Order of Collection of Overdue Receivables

6.1. In relation to Users with Overdue Receivables, all legal measures are applied, aimed at collection of Receivables by the Operator from Users (including: use of an automatic informator (telephone calls), suspension communication network access, restriction of access to certain types of services rendered by Rostelecom, forwarding of warning letters (claims), bringing of suits in courts). During settlement of issues of principal debt amount repayment it is allowed to draw up and signing with Users of schedules of repayment of indebtedness and penalty accrued in accordance with conditions of the agreement, on the basis of which the Users are rendered telecommunications by Rostelecom and/or in accordance with current law.

6.2. In case of overdue fulfillment by the User of their liabilities to pay for telecommunications rendered by Rostelecom, accrual of penalty is carried out in accordance with conditions of the agreement, on the basis of which the Users are rendered telecommunications by Rostelecom and/or in accordance with current law. Nevertheless, in any case, the Operator must not collect penalty in a judicial procedure in part exceeding 100% of the principal debt amount of a corresponding User for telecommunications rendered by Rostelecom.

6.3. In case of emergence of Overdue Receivables the Operator must take the following measures aimed at collecting of Overdue Receivables by the Operator from Users before taking it to court:

6.3.1. Not later than the 10th day of the month following the Billing period the Operator notifies the User with Overdue Receivables on the existence and amount of overdue liabilities by means of telephone calls to such Users.

6.3.2. Not later than 20 days after measures indicated in para. 6.3.1. have been taken, the Operator suspends access to Rostelecom services and restricts access to certain types of services rendered by Rostelecom in accordance with Public Offer (Appendix No.1).

6.3.3. Not later than 20 days after the measures indicated in para. 6.3.2. have been taken by the Operator, proceeding in accordance with the current regulatory documents, the Operator forwards to Users with Overdue Receivables, written claim regarding presence and amount of Overdue Receivables indicating term during which such Overdue Receivables should be settled.

6.4. In case after the measures indicated in para. 6.3. the Overdue Receivables were not settled, the Operator, on the condition of the receipt from Rostelecom of a copy of the payment order for the payment of the state duty with the bank’s mark about the fulfillment of the payment order, in accordance with para. 6.6. hereof, no later than within 130 days from the dispatch to the User with

Overdue Receivables, of a written claim indicated in para. 6.3.3. hereof, directs to the court of general jurisdiction (for individual Users) or the arbitration tribunal (for Users-legal entities or individual entrepreneurs acting without the formation of a legal entity) a writ for the collection of the Overdue Receivables from the User in question.

6.5. Not less than 14 calendar days prior to filing a suit specified in para. 6.4. of the present Regulations, the Operator must forward to Rostelecom information on (1) presence of Overdue Receivables in relation to corresponding Users with on line of pre-trial measures taken by the Operator aimed at collection of Outstanding Receivables by the Operator from Users, (2) amount of state duty due for payment in relation to corresponding claims with indication of payment details and purpose.

6.6. During 5 business days from the moment of receipt from the Operator of information indicated in para. 6.5., Rostelecom independently effects payment of the state duty.

6.7. After the coming into effect of the court decision on the collection of the Overdue Receivables, the Operator is obliged, in the framework of executive proceedings, to undertake the actions required for the receipt of the former from the corresponding User.

7. Writing-off of Receivables due from Users and Payables due Users

7.1. Only Qualified Bad Receivables and Uncalled Payables due Users are subject to writing-off.

7.2. Writing-off of indebtedness is carried out on the basis of inventory of Receivables due from Users and Payables due Users conducted on the basis of Article 5 of the present Appendix. The amount of Qualified Bad Receivables and Uncalled Payables due Users subject to writing-off is determined on the basis of Inventory Deed drawn up by the Operator during inventory.

7.3. During 45 days from the receipt of notification on approval of inventory results and adjustments of Receivables due from Users from Rostelecom, the Operator is obliged to forward to Rostelecom the following documents related to Qualified Bad Receivables and Uncalled Payables due Users, indicated in the Inventory Deed:

•                  written grounding for writing-off of indebtedness as per Form 5;

•                  copies of documents pursuant to written grounding for writing-off of indebtedness;

•                  Register of written grounding for writing-off of indebtedness as per Form 6;

•                  List of indebtedness being written-off as per form 7.

The Operator submits the said documents on paper, Register of written grounding for writing-off of indebtedness is also submitted electronically (Excel format).

7.4. Rostelecom examines the documents submitted by the Operator and, provided comments are absent, approves written grounding for writing-off of indebtedness drawn up by the Operator within 45 days from the date of their presentation.

During 90 days from the date of approval Rostelecom forwards to the Operator the Statement of Rostelecom Board Decision on writing-off of Receivables due from Users and Payables due Users in the amount corresponding to the amount of indebtedness indicated in written groundings approved by Rostelecom. The Statement of Rostelecom Board Decision on writing-off of Receivables due from Users and Payables due Users encloses Register of written grounding for writing-off of indebtedness as per Form 6 and List of indebtedness being written-off drawn up on the basis of the said groundings approved by Rostelecom as per Form 7.

In case comments on the documents submitted by the Operator are present, Rostelecom notifies the Operator in writing not later than 45 days from the date of presentation of documents. During 30 days from the moment of receipt of such notification the Operator must remove the revealed comments and submit to Rostelecom documents, which have been commented on by Rostelecom, anew.

7.5. On the basis of Statement of Rostelecom Board Decision on writing-off of Receivables due from Users and Payables due Users, Register of written grounding for writing-off of indebtedness and List of indebtedness being written-off drawn up on the basis of the said groundings approved by Rostelecom the Parties write-off the indebtedness in the accounting records. During the same month the written-off indebtedness is included into forms 2.1 and 2.2 of the Operator’s Report (Appendix No.3 to the Agreement).

7.6. The written-off Receivables due from Users are reflected off-balance during five years from the moment of writing-off. In case money are received in return of such indebtedness the Operator submits to Rostelecom a Report on monetary funds received in return of written-off Receivables as per Form 8. The Report is submitted along with Operator’s Report for the period during which the monetary funds are received.

The cost of Operator’s services related to handling of Receivables for the period during which the monetary funds are received is increased for the amount of received monetary funds.

For Rostelecom:	For Operator:

/ /	/ /

« » 200	« » 200
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Form 1

I Approve

(Full name, title)

(Date)

Adjustments of debts due from/to the users for long-distance and international telecommunications provided by OAO Rostelecom as of

1. On accounts receivable

Debts for the services to which 18% VAT is applied

		Total sum of adjustment for the period						Including the total of adjusted pay for telecommunications associated with the debt adjustments
		towards growth of indebtedness		towards reduction of indebtedness		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
Ref. No.	Period of indebtedness creation	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

Including the total of adjusted accruals for telecommunications associated with the debt adjustments						Including the total of deferred expenses amortization adjustments for Telecommunications associated with debt adjustments
towards growth of accruals		towards reduction of accruals		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT
15	16	17	18	19	20	21	22	23	24	25	26

Debts for the services to which 0% VAT is applied

		Total sum of adjustment for the period			Including the total of adjusted pay for telecommunications associated with the debt adjustments			Including the total of adjusted accruals for telecommunications associated with the debt adjustments			Including the total of deferred expenses amortization adjustments for Telecommunications associated with debt adjustments
Ref. No.	Period of indebtedness creation	towards growth of indebtedness	towards reduction of indebtedness	adjusted balance	towards pay increase	towards pay reduction	adjusted balance	towards growth of accruals	towards reduction of accruals	adjusted balance	towards growth of accruals	towards reduction of accruals	adjusted balance
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

2. On accounts payable

Debts for the services to which 18% VAT is applied

		Total sum of adjustment for the period						Including the total of adjusted pay for telecommunications associated with the debt adjustments
		towards growth of indebtedness		towards reduction of indebtedness		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
Ref. No.	Period of indebtedness creation	Total	Including VAT	total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

Including the total of deferred expenses amortization adjustments for Telecommunications associated with debt adjustments
towards pay increase		towards pay reduction		adjusted balance
Total	Including VAT	Total	Including VAT	Total	Including VAT
15	16	17	18	19	20

Debts for the services to which 0% VAT is applied

		Total sum of adjustment for the period						Including the total of adjusted pay for telecommunications associated with the debt adjustments
		towards growth of indebtedness		towards reduction of indebtedness		adjusted balance		towards pay increase		towards pay reduction		adjusted balance
Ref. No.	Period of indebtedness creation	Total	Including VAT	total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT	Total	Including VAT
1	2	3	4	5	6	7	8	9	10	11	12	13	14

Total

Including the total of deferred expenses amortization adjustments for Telecommunications associated with debt adjustments
towards pay increase		towards pay reduction		adjusted balance
Total	Including VAT	Total	Including VAT	Total	Including VAT
15	16	17	18	19	20

Director	(Full name)
Chief accountant	(Full name)

Form 2

Register of documents in support of adjusted debts due from/to the users for long-distance and international communication provided by OAO Rostelecom as of

Adjustments
		Type of indebtedness (debtor for services, VAT 18% -		towards growth of indebtedness		towards reduction of indebtedness
		1/debtor for services, VAT			Reduction of		Pay increase in	Name and details		Number of the
	Period of	0% - 2/credit for services,		Sum of	pay in the result	Sum of	the result of	of the documents	Number of Note	line in the Note
	indebtedness	VAT 18% - 3/credit for	Name of	adjustment,	of adjustment,	adjustment,	adjustment,	in support of	to the Deed of	to the Deed of
Ref.No.	creation	services, VAT 0% - 4)	counterparty	roubles	roubles	roubles	roubles	adjustment	Inventory *	Inventory*
1	2	3	4	5	6	7	8	9	10	11

	Total	accounts receivable for the services, 18% VAT
	Total	accounts receivable for the services, 0% VAT
	Total	accounts receivable for the late payment penalty
	Total	accounts payable for the services, 18% VAT
	Total	accounts payable for the services, 0% VAT

* - these lines are filled in only when making out a register on the results of inventory-taking

Director	(Full name)
Chief accountant	(Full name)

Form 3

I Approve

(Full name, title)

(Date)

Code
Form on OKUD

on OKPO
organization
		business unit		Type of activity

number
Warrant for inventory-taking:	order,	resolution,	regulation
date
Cross out the irrelevant.

			Document number	Document date

DEED

Deed of Inventory of user settlements for long-distance and international telecommunications provided by OAO Rostelecom

The present Deed has been prepared by the committee to state that as of “        ”                                     there was conducted an inventory-taking of user settlements for the long-distance and international telecommunications provided by OAO Rostelecom.

During the inventory-taking the committee discovered the following:

1. On accounts receivable for the services

				Data of the “Notes to the Deed of Inventory”
Ref. No.	Number of account	Account name	Accounting figures	Note, Deed number	Total sum	Including the unconfirmed	Reasons	Adjustments needed	Bad debts	Qualified bad debts
1	2	3	7	4	5	6	7	8	9	10

2. On accounts payable

					Data of the “Notes to the Deed of Inventory”
Ref. No.	Number of account	Account name	Accounting figures	Note, Deed number	Total sum	Including the unconfirmed	Reasons	Adjustments needed	Uncalled debts
1	2	3	7	4	5	6	7	8	9

All line and page totals, as well as the Deed of Inventory total, have been verified.

Chairperson of the Committee
	title	signature	name

Members of the Committee:
title	signature	name

title	signature	name

title	signature	name

Form 4

I Approve

organization	(Full name, title)

(date)

Reference

to Deed No.             of  “      “                              .

of Inventory of user settlements for long-distance and international telecommunications provided by OAO Rostelecom

as of “       “                                .

Document in support of the debt (reconciliation
act or primary documents (on the sums that are
	Borrower’s, creditor’s				minimum for the reconciliation act to be made
	name, address and	Debt		Accounting figures,	out)
Ref. No.	subscriber number	What for	Starting date	roubles, kopecks.	name	number	date	sum
1	2	3	4	5	7	8	9	10

Debts			Sum of the debt with regard to the adjustment
unconfirmed by				Including the bad/uncalled
the borrowers	Reasons	Adjustments needed	Total	sum	classification	Notes
11	12	13	14	15	16	17

Accountant
	signature	name

To be printed out on both sides without the heading. Signature to be printed overleaf.

Notes:

1.               Specifics of inventory-taking of the debts on telecommunications with individuals:

•                  on individuals whose period outstanding is over 2 months since the day in arrears –debts shall be confirmed by “reconciliation acts” (a printout from the billing system with a return receipt requested which shall be signed by the individual and passed to the accounting department);

•                  on individuals whose period outstanding is under 2 months since the day in arrears – confirmation of the individuals’ debts for telecommunications is carried out through billing for the telecommunications with a specification of the user’s total amount outstanding “As of         the amount outstanding is        . Should you disagree, please notify us within 10 days. Otherwise the debt shall be deemed confirmed”;

•                  on individuals’ debts whose due date is still to come – debts shall be confirmed by the accounting figures in a billing system printout of the data on the debt period.

2.               Accounts receivable are classified in column 16 in the following way: 1- with an expired period of limitation; 2 – debts that are bad because of the individual’s death or the liquidation of the legal entity; 3 – debts that are bad because of the legal entity’s bankruptcy; 4 – debts that are bad because of the omission of the time limit for sending the executive document for action; 5 – other bad accounts receivable.   Accounts payable are classified in column 16 with attribute 6 – uncalled accounts payable.

Form 5

I Approve

(Full name, title)

(Date)

Written substantiation for user/to user debt amortization for long-distance and international telecommunications supplied by OAO Rostelecom based on the results of inventory accounting as of

Part 1. General

Name of operator:
Number and date of the document:
Responsible division:
Performer and their contacts:
Full name of the debtor/creditor – legal entity, name of the individual:
Debtor/creditor subscriber number - legal entity, debtor telephone installation address – individual:
Debtor/creditor legal address and physical address:
The sum of estimated indebtedness for write-off (roubles) :
VAT in the indebtedness (roubles)
Type of indebtedness (accounts receivable / accounts payable):
Date of indebtedness creation in the record:
Date of inventory accounting of the indebtedness:
Grounds for indebtedness write-off:

Part 2. Information on the status of the indebtedness, its documentary evidence (all the below mentioned documents are enclosed in this written substantiation):

General data and documents for all grounds for debtor indebtedness write-off:
Number and date of the agreement with the debtor/creditor:
Certificate of belonging of the subscriber numbers to the debtor/creditor:
Document details (accounts, payment requests/payment orders, datasheets etc), confirming the creation of indebtedness:
Details of accounts Deed of inventory, confirming the creation of indebtedness in accounting records:
For indebtedness write-off due to limitation period expiry:
Date of end of reporting period, to which belong the accrued items for services supplied in conditions of unauthorized use:
For indebtedness write-off due to liquidation of the legal entity:
Number and date of the extract from the joint state register of legal units regarding liquidation:
Date of indebtedness write-off due to the death of the individual:
Number and date of the certificate of death of the individual:
For indebtedness write-off due to impossibility of executive process because of expiry of period for sending an executive document for fulfillment:
Number and date of the executive document:
Number and date of court ushers service act on the impossibility of debt recovery:
Other enclosed documents (titles and details):

Appendix: documents mentioned in Part 2 on (indicate the number of) pages.

Director	(Full name)

Chief accountant	(Full name)

Form 6

Register of written substantiations for user/to user debt amortization for long-distance and international telecommunications supplied by OAO Rostelecom based on the results of inventory accounting as of

Ref. No.	Name of counterparty	Period of indebtedness creation	Type of indebtedness (debtor for services, VAT 18% -1/debtor for services, VAT 0% - 2/credit for services, VAT 18% - 3/credit for services, VAT 0% - 4)	Grounds for indebtedness write-off (period of limitation expiry –1/ legal entity liquidation – 2/ death of the individual – 3/ expiry of period for sending an executive document –4)	Sum of indebtedness (roubles, kopecks)	Including VAT (roubles, kopecks)
1	2	3	4	5	6	7

Total	Accounts receivable			Due to period of limitation expiry

Due to legal entity liquidation

Due to the death of the individual

Due to impossibility of executive process because of expiry of period for sending an executive document for fulfillment:

Total	Accounts payable			Due to period of limitation expiry

Due to legal entity liquidation

Due to the death of the individual

Director	(Full name)

Chief accountant	(Full name)

Form 7

Consolidated data of user/to user debt for long-distance and international telecommunications supplied by OAO Rostelecom written-off on the results of inventory accounting as of

1. Accounts receivable for services

	Period of indebtedness creation		Sum of indebtedness for services with VAT rate of 18%		Sum of indebtedness for services with VAT rate of 0%
Ref. No.	Month	Year	Total	Including VAT	Total
1	2	3	4	5	6

Total

2. Accounts payable

	Period of indebtedness creation		Indebtedness for services with VAT rate of 18%		Indebtedness for services with VAT rate of 0%
Ref. No.	Month	Year	Total	Including VAT	Total	Including VAT
1	2	3	4	5	6	7

Total

Director	(Full name)

Chief accountant	(Full name)

Form 8

Record of money funds received on account of written-off debtor indebtedness

	Period of indebtedness write- off
Ref No.	Month	Year	Name of counter- party	Sum received on account of indebtedness
1	2	3	4	5

Total

Director	(Full name)
Chief accountant	(Full name)

Form 9

 Record of status of the indebtedness for services supplied by Rostelecom as of

	User information			Indebtedness information
				Sum of indebtedness				Services payment account details
Ref. No.	Name of user – legal entity/ Full name of the user- individual	Legal address of the legal entity/ individual telephone installation address	TIN of the legal entity and of the individual – individual entrepreneur	total, roubles	including VAT, roubles	Period of service rendering	Established date of services payment	number	date
1	2	3	4	5	6	7	8	9	10
	Total	X	X			X	X	X	X

Appendix No. 10

to Agreement No.
dt.	200

Procedure for Parties’ Handling of User Claims (Complaints)

Related to Providing/Failure to Provide Telecommunications

1.1.  In case of oral or written claim (complaint) by User in connection with the rendering/non-rendering of the Telecommunication Services, the Operator:

1.1.1.  Operator verifies the fact of ascertainment of long-distance and international communication because of providing telecommunications based on Operators equipment data.

1.1.2                        Operator verifies the fidelity of presenting the bill and amounts to be paid on the telecommunications bill and makes necessary corrections (including bill cancellation), if there is a mistake in the bill.

1.1.3                        In case if User claims (complaints) for quality of the telecommunications and after realization of measures, indicated in para. 1.1. are not withdrawn, then Operator registers such claims in accordance with the Operator’s internal regulations:

1.1.4                        In connection with the claims (complaints) accepted by the Operator in accordance with para.  1.1.3.,  the Parties interact as follows:

1.1.5                        Operator sends to Rostelecom an inquiry using e-mail or fax (e-mail:                     , fax No.       ). The inquiry contains:

•                  Subscriber number of the User, presented the claim (complaint);

•                  date and Moscow time of connection;

•                  called number;

•                  duration of providing telecommunications,

•                  amount to be paid.

1.1.6                        Rostelecom within 5 business days from the moment of receiving the inquiry from Operator provide the Operator with the result of handling of the claim (complaint) via e-mail (e-mail                    ). At the same time Rostelecom send by fax and mail to Operator the instructions on future work with such User claim (complaint).

1.1.7                        In case of confirmation validity of User claims (complaints), Rostelecom informs Operator about this within 5 business days from the moment of receiving inquiry. In such case Operator cancel the bill for telecommunications.

1.1.8                        In case of confirming validity of User claims (complaints), Operator cancels the respective bills.

1.1.9                        Upon necessity, the results of the handling of claims (complaints) are sent by Rostelecom to the Operator.

For Rostelecom:	For Operator:

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Appendix No. 11
to Agreement No.
dt.                         200

Procedure for Conclusion of Agreements with Users for Rendering Telecommunications

1. GENERAL REQUIREMENTS FOR THE FULFILLMENT OF THE COMMISSION

By the conclusion of the agreements with the Users for the rendering of telecommunications on behalf of and at the expense of Rostelecom the Operator  is not entitled to deviate from the conditions of the agreements on the rendering of telecommunications, approved by the Parties in accordance with the provisions of paragraphs 3.1.4. and 3.3.14. of the Agreement.

2. CONCLUDING AGREEMENTS WITH USERS

2.1. On appeal of a User (or their representative duly empowered) to the Operator with the aim of concluding an agreement for the rendering of long-distance and international Telecommunication Services, the Operator must immediately conclude an agreement with such User in the format, approved by the Parties.

2.2. The agreement with the User is signed in three copies and sealed with the stamps of its parties. One copy is given to the relevant User, another copy is forwarded to Rostelecom within the period of ten days from the conclusion of such agreement but no later than the 1st day of the month following the month when the specified agreement was signed with the User.

3. ACCOUNTING OF THE RESULTS OF THE FULFILLMENT OF COMMISSION

The Operator within the framework of presenting the Operator’s Report on the Agreement provides information about the agreements with the Users – legal entities concluded during the Reporting Period.

For Rostelecom:	For Operator:

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»

For Rostelecom:

For Operator:

General Director

General Director

OAO Rostelecom	OJSC CenterTelecom:

D.Ye. Yerokhin

                               S.V.Pridantsev

Dated 2006

Dated                             2006

Seal here

Seal here